Standard construction document CCDC  2
                                                                        1994

Stipulated price contract

Project:CELEBRATIONS HOTEL AND CASINO
                    Edmonton, Alberta

This agreement is protected by
copyright and is intended by the
parties to be an unaltered version of
CCDC 2 -1994 except to the extent
that any alterations, or
modifications are set forth in
supplementary conditions.

CCDC  Canadian construction documents committee                                                    Reprint 1999

CCDC  Canadian construction documents committee

The Canadian Construction Documents Committee is a joint committee composed of owners and representatives appointed by:

The Association of Consulting Engineers of Canada
The Canadian Construction Association
Construction Specifications Canada
The Royal Architectural Institute of Canada

Committee policy and procedures are directed and approved by the constituent organizations.

This document has been endorsed by each of the above organizations.

Enquiries should be directed to:

The Secretary
Canadian Construction Documents Committee
75 Albert Street
Suite 400
Ottawa, Ontario
KIP 5E7
Tel: (613) 236-9455
Fax:(613)236-9526
www.ccdc.org

TABLE OF CONTENTS

AGREEMENT BETWEEN OWNER AND CONTRACTOR		PART 4	ALLOWANCES
A-1 The Work		GC 4.1	Cash Allowances
A-2 Agreements and Amendments		GC 4.2	Contingency Allowance
A-3 Contract Documents A-4 Contract Price		PART 5	PAYMENT
A-5 Payment		GC 5.1	Financing Information Required of the Owner
A-6 Receipt of and Addresses for Notices		GC 5.2	Applications for Progress Payment
A-7 Language of the Contract		GC 5.3	Progress Payment
A-8 Succession		GC 5.4	Substantial Performance of the Work
		GC 5.5	Payment of Holdback upon Substantial Performance of the Work
DEFINITIONS
		GC 5.6	Progressive Release of Holdback
1. Contract		GC 5.7	Final Payment
2. Contract Documents		GC 5.8	Withholding of Payment
3. Owner		GC 5.9	Non-conforming Work
4. Contractor 5. Subcontractor		PART 6	CHANGES IN THE WORK
6. Supplier		GC 6.1	Changes
7. Consultant		GC 6.2	Change Order
8. Project		GC 6.3	Change Directive
9. Work		GC 6.4	Concealed or Unknown Conditions
10. Place of The Work		GC6.5	Delays
11. Product 12. Provide		PART 7	DEFAULT NOTICE
13. Contract Price		GC 7.1	Owner's Right to Perform The Work. Stop The Work, or
14. Contract Time			Terminate The Contract
15. Working Day		GC 7.2	Contractor's Right to Stop the Work or Terminate The
16. Supplemental Instruction			Contract
17. Charge Order 18. Change Directive		PART 8	DISPUTE RESOLUTION
19. Substantial Performance of the Work		GC 8.1	Authority of The Consultant
20. Value Added Taxes		GC 8.2	Negotiation, Mediation, and Arbitration
		GC 8.3	Retention of Rights

GENERAL CONDITIONS OF THE STIPULATED PRICE CONTRACT		PART 9	PROTECTION OF PERSONS AND PROPERTY
		GC 9.1	Protection of Work and Property
PART 1	GENERAL PROVISIONS
		GC 9.2	Damages and Mutual Responsibility
GC 1.1	Contract Documents	GC 9.3	Toxic and Hazardous Substances and Materials
GC 1.2	Law of The Contract

GC 1.3	Rights and Remedies	PART 10 GOVERNING REGULATIONS
GC 1.4	Assignment	GC 10.1	Taxes and Duties
		GC 10.2	Laws, Notices, Permits, and Fees
PART 2	ADMINISTRATION OF THE CONTRACT	GC 10.3	Patent Fees
GC 2.1	Authority of The Consultant	GC 10.4	Workers' Compensation
GC 2.2	Role of The Consultant

GC 2.3	Review and Inspection of The Work	PART 11 INSURANCE - BONDS
GC 2.4	Defective Work	GC 11.1	Insurance
		GC 11.2	Bonds
PART 3 GC 3.1	EXECUTION OF THE WORK Control of the Work
PART 12 INDEMNIFICATION - WAIVER - WARRANTY
GC 3.2	Construction by Owner or Other Contractors	GC 12.1	Indemnification
GC 3.3	Temporary Supports, Structures, and Facilities	GC 12.2	Waiver of Claims
GC 3.4	Document Review	GC 12.3	Warranty
GC 3.5	Construction Schedule
GC 3.6	Construction Safety
GC 3.7	Supervisor
GC 3.8	Subcontractors and Suppliers

GC 3.9	Labour and Products
GC 3.10	Documents at The Site
GC 3.11	Shop Drawings
GC 3.12	Use of the Work	CCDC Copyright 1994
GC 3.13	Cutting and Remedial Work	Must not be copied in whole or in part without the written permission
GC 3.14	Cleanup	of the CCDC.

Standard Construction Document CCDC 2 -1994

AGREEMENT BETWEEN OWNER AND CONTRACTOR
For use when a stipulated price is the basis of payment

This Agreement made on the 2nd day of December in the year 2005 by and between

Century Resorts Alberta Inc.

hereinafter called the "Owner"

and

Chandos Construction Ltd.

hereinafter called the "Contractor"

The Owner and the Contractor agree as follows:

ARTICLE A-l THE WORK
The Contractor shall:

1.1  perform the Work required by the Contract Documents for

Celebrations Hotel & Casino Edmonton, Alberta

located at

13103 Fort Rd., Edmonton, Alberta, Canada

which have been signed by the parties, and for which Unigroup Architecture & Interior Design Inc.

is acting as and is hereinafter called the "Consultant" and

1.2  do and fulfill everything indicated by this Agreement, and

1.3
commence the Work by the 6th day of May in the year 2005 and, subject to adjustment in Contract Time as provided for in the Contract Documents, attain Substantial Performance of the Work, by the 30th day of November in the year 2006

CCDC 2-1994 File 00502
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 - 1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

ARTICLE A-2

2.1
The Contract supersedes all prior negotiations, representations, or agreements, either written or oral, relating in any manner to the Work, including the bidding documents that are not expressly listed in Article A-3 of the Agreement - CONTRACT DOCUMENTS.

    2.2 The Contract may be amended only as provided in the Contract Documents.

ARTICLE A-3

3.1 The following are the Contract Documents referred to in Article A-1 of the Agreement - THE WORK:
•  Agreement Between Owner and Contractor
•  Definitions
•  The General Conditions of the Stipulated Price Contract

-Supplementary General Conditions (labelled Appendix "A").
-List of exclusions and clarifications dated Nov 29, 2005(labelled Appendix "B").
-Drawings as per the attached list (labelled Appendix "C")
-Specifications as per the attached list (labelled Appendix "D")
-Contract set of plans, specifications and addenda (labelled Appendix "E").
-List of Labour Rates for Chandos Construction Ltd. own forces work on change notices and change directives (labelled Appendix "F").
-Tender Package 3 Addendum #1 dated Feb 22, 2005
-Tender Package 3 Addendum #2 dated Mar 24, 2005 containing Architectural Addendum No. 1 dated Mar 23, 2005, Structural Addendum No. 1 dated Mar 23, 2005, Mechanical Addendum M-l dated Mar 22, 2005, and Electrical Addendum E-l dated Mar 23, 2005.

-Tender Package 3 Structural Post Tender Addendum No. 1 dated Apr 7, 2005.
-Tender Package 4 Structural Addendum No. 1 dated Apr 27, 2005
-Tender Package 4 Addendum No. 2 dated May 5, 2005 containing Structural Post Tender Addendum No. 2 dated Apr 27, 2005.
-Tender Package 4 Addendum No. 3 dated May 5, 2005
-Tender Package 4 Addendum No. 4 dated May 6, 2005 containing Structural Addendum No. 2 dated May 6, 2005.
-Tender Package 5 Addendum No. 1 dated Oct 21, 2005
-Tender Package 5 Addendum No. 2 dated Oct 25, 2005 containing Architectural Addendum No. 1 dated Oct 25, 2005, Mechanical Addendum M-l dated Oct 25, 2005 and Electrical Addendum E-l dated Oct 24, 2005.

-Tender Package 5 Post Tender Addendum No. 1 dated Nov 7, 2005 containing Architectural Addendum No. 2 dated Oct 28, 2005, Architectural Addendum No. 3 dated Oct 31, 2005 and Post Tender Architectural Addendum No. 1 dated Nov 2, 2005

 (Insert here, attaching additional pages if required, a list identifying all other Contract Documents e.g. Supplementary Conditions; Specifications, giving a list of contents with section numbers and titles, number of pages, and date; Drawings, giving drawing number, title, date, revision date or mark; Addenda, giving title, number, date)

CCDC 2-1994 File 00502
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 - 1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

ARTICLE A-4

4.1 The Contract Price, which excludes Value Added Taxes, is:

Twenty Two Million Four Hundred Eighty Two Thousand dollars and 0 cents. $22,482,000.00

4.2 Value Added Taxes (of 7%) payable by the Owner to the Contractor are:

One Million Five Hundred Seventy Three Thousand Seven Hundred Forty dollars and 0 cents. $ 1,573,740.00

4.3 Total amount payable by the Owner to the Contractor for the construction of the Work is:

Twenty Four Million Fifty Five Thousand Seven Hundred Forty dollars and 0 cents. $24,055,740.00

4.4  All amounts are in Canadian funds.

4.5  These amounts shall be subject to adjustments as provided in the Contract Documents.

CCDC 2-1994 File 00502
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of
CCDC 2 - 1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

ARTICLE A-5 PAYMENT

5.1	Subject to the provisions of the Contract Documents, and in accordance with legislation and statutory regulations respecting holdback percentages and, where such legislation or regulations do not exist or apply, subject to a holdback of Ten ( 10%) the Owner shall in Canadian funds:

.1  make progress payments to the Contractor on account of the Contract Price when due in the amount certified by the Consultant together with such Value Added Taxes as may be applicable to such payment, and

.2 upon Substantial Performance of the Work, pay to the Contractor the unpaid balance of the holdback amount when due together with such Value Added Taxes as may be applicable to such payment, and

.3 upon the issuance of the final certificate for payment, pay to the Contractor the unpaid balance of the Contract Price when due together with such Value Added Taxes as may be applicable to such payment.

5.2	In the event of loss or damage occurring where payment becomes due under the property and boiler insurance policies, payments shall be made to the Contractor in accordance with the provisions of GC 11.1 -
INSURANCE.

5.3       Interest

. 1 Should either party fail to make payments as they become due under the terms of the Contract or in an award by arbitration or court, interest at of Twelve percent ( 12%) per annum above the bank rate on such unpaid amounts shall also become due and payable until payment. Such interest shall be compounded on a monthly basis. The bank rate shall be the rate established by the Bank of Canada as the minimum rate at which the Bank of Canada makes short term advances to the chartered banks.

.2 Interest shall apply at the rate and in the manner prescribed by paragraph 5.3.1 of this Article on the amount of any claim settled pursuant to Part 8 of the General Conditions - DISPUTE RESOLUTION from the date the amount would have been due and payable under the Contract, had it not been in dispute, until the date it is paid.

CCDC 2-1994 File 00502
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2-1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

ARTICLE A-6 RECEIPT OF AND ADDRESSES FOR NOTICES

6.1 Notices in writing between the parties or between them and the Consultant shall be considered to have been received by the addressee on the date of delivery if delivered to the individual, or to a member of the firm, or to an officer of the corporation for whom they are intended by hand or by registered post; or if sent by regular post, to have been delivered within 5 Working Days of the date of mailing when addressed as follows:

The Owner at

Century Resorts Alberta Inc. P.O. Box 70071
137th Avenue and 66th Street
Edmonton, AB, T5C 3R6

The Contractor at

6720-104 Street
Edmonton, Alberta
T6H 2L4

The Consultant at

Suite 202, 10408-124th Street
Edmonton, AB
T5N 1R5

ARTICLE A-7 LANGUAGE OF THE CONTRACT

7.1	When the Contract Documents are prepared in both the English and French languages, it is agreed that in the event of any apparent discrepancy between the English and French versions, the English language shall prevail.

• Complete this statement by striking out inapplicable term.

7.2	This Agreement is drawn in English at the request of the parties hereto. La presente convention est redigee en anglais a la demande des parties.

ARTICLE A-8 SUCCESSION

8.1      The Contract Documents are to be read into and form part of. this Agreement and the whole shall constitute the Contract between the parties, and subject to the law and the provisions of the Contract Documents shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

CCDC 2-1994 File 00502
This contract Li protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page hears a CCDC 2 copyright seat to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

In witness whereof the parties hereto and by the hands of their duly authorized representatives.

SIGNED AND DELIVERED

in the presence of:

OWNER

Century Resorts Alberta Inc.                                              WITNESS

/s/ Josef Wildling	/s/ Shawn Gardener
signature	signature
Name: Josef Wildling Title: VP Project Development name and title of person signing	Name: Shawn Gardener Title: Project Manager, Chandos Contruction, LTD. name and title of person signing

CONTRACTOR

Chandos Construction Ltd.

/s/ Roger Babichuck
signature
Name: Roger Babichuk Title: Controller name and title of person signing

/s/ Tom Redl

Name: Tom Redl Title: President

N.B. Where legal jurisdiction, local practice, or Owner or Contractor requirement calls for:
(a)
proof of authority to execute this document, attach such proof of authority in the form of a certified copy of a resolution naming the representative(s) authorized to sign the Agreement for and on behalf of the corporation or partnership; or

(b) the affixing of a corporate seal, this Agreement should be properly sealed.

CCDC 2-1994 File 00502
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 - 1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

Standard Construction Document CCDC 2 -1994

DEFINITIONS

The following Definitions shall apply to all Contract Documents.

1. Contract
The Contract is the undertaking by the parties to perform their respective duties, responsibilities, and obligations as prescribed in the Contract Documents and represents the entire agreement between the parties.

2. Contract Documents
The Contract Documents consist of those documents listed in Article A-3 of the Agreement - CONTRACT DOCUMENTS and amendments agreed upon between the parties.

3. Owner
The Owner is the person or entity identified as such in the Agreement. The term Owner means the Owner or the Owner's authorized agent or representative as designated to the Contractor in writing, but does not include the Consultant.

4. Contractor
The Contractor is the person or entity identified as such in the Agreement. The term Contractor means the Contractor or the Contractor's authorized representative as designated to the Owner in writing.

5. Subcontractor
A Subcontractor is a person or entity having a direct contract with the Contractor to perform a part or parts of the Work, or to supply Products worked to a special design for the Work.

6. Supplier
A Supplier is a person or entity having a direct contract with the Contractor to supply Products not worked to a special design for the Work.

7. Consultant
The Consultant is the person or entity identified as such in the Agreement. The Consultant is the Architect, the Engineer, or entity licensed to practice in the province or territory of the Place of the Work. The term Consultant means the Consultant or the Consultant's authorized representative.

8. Project
The Project means the total construction contemplated of which the Work may be the whole or a part.

9. Work
The Work means the total construction and related services required by the Contract Documents.

10. Place of the Work
The Place of the Work is the designated site or location of the Work identified in Article A-l of the Agreement -THE WORK.

11. Product
Product or Products means material, machinery, equipment, and fixtures forming the Work, but does not include machinery and equipment used to prepare, fabricate, convey, or erect the Work, which are referred to as construction machinery and equipment.

12. Provide
Provide means to supply and install.

CCDC 2 -1994 File 00602
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2-
1994 except to the extent that arty alterations, additions or modifications are set forth in supplementary conditions.

13. Contract Price
The Contract Price is the amount stipulated in Article A-4 of the Agreement - CONTRACT PRICE.

14. Contract Time
The Contract Time is the time stipulated in paragraph 1.3 of Article A-l of the Agreement - THE WORK from commencement of the Work to Substantial Performance of the Work.

15. Working Day
Working Day means a day other than a Saturday, Sunday, or a holiday which is observed by the construction industry in the area of the Place of the Work.

16. Supplemental Instruction
A Supplemental Instruction is an instruction, not involving adjustment in the Contract Price or Contract Time, in the form of specifications, drawings, schedules, samples, models or written instructions, consistent with the intent of the Contract Documents. It is to be issued by the Consultant to supplement the Contract Documents as required for the performance of the Work.

17. Change Order
A Change Order is a written amendment to the Contract prepared by the Consultant and signed by the Owner and the Contractor stating their agreement upon:
a change in the Work;
the method of adjustment or the amount of the adjustment in the Contract Price, if any; and
the extent of the adjustment in the Contract Time, if any.

18. Change Directive
A Change Directive is a written instruction prepared by the Consultant and signed by the Owner directing a change in the Work within the general scope of the Contract Documents.

19. Substantial Performance of the Work
Substantial Performance of the Work is as defined in the lien legislation applicable to the Place of the Work. If such legislation is not in force or does not contain such definition, Substantial Performance of the Work shall have been reached when the Work is ready for use or is being used for the purpose intended and is so certified by the Consultant.

20. Value Added Taxes
Value Added Taxes means such sum as shall be levied upon the Contract Price by the Federal or any Provincial Government and is computed as a percentage of the Contract Price and includes the Goods and Services Tax, the Quebec Sales Tax and any similar tax, the payment or collection of which is by the legislation imposing such tax an obligation of the Contractor.

CCDC 2-1994 File 00602
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

Standard Construction Document CCDC 2-1994

GENERAL CONDITIONS OF THE STIPULATED PRICE CONTRACT
PART I GENERAL PROVISIONS

GC1.1 CONTRACT DOCUMENTS

1.1.1
The intent of the Contract Documents is to include the labour, Products, and services necessary for the performance of the Work by the Contractor in accordance with these documents. It is not intended, however, that the Contractor shall supply products or perform work not consistent with, not covered by, or not properly inferable from the Contract Documents.

  1.1.2   Nothing contained in the Contract Documents shall create any contractual relationship between:

.1 the Owner and a Subcontractor, a Supplier, or their agent, employee, or other person performing any of the Work.

.2the Consultant and the Contractor, a Subcontractor, a Supplier, or their agent, employee, or other person performing any of the Work.

1.1.3	The Contract Documents are complementary, and what is required by any one shall be as binding as if required by all.

1.1.4	Words and abbreviations which have well known technical or trade meanings are used in the Contract Documents in accordance with such recognized meanings.

1.1.5	References in the Contract Documents to the singular shall be considered to include the plural as the context requires.

1.1.6
The specifications are that portion of the Contract Documents, wherever located and whenever issued, consisting of the written requirements and standards for Products, systems, workmanship, and the services necessary for the performance of the Work.

1.1.7
The drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location, and dimensions of the Work, generally including plans, elevations, sections, details, schedules, and diagrams.

1.1.8
Neither the organization of the specifications into divisions, sections, and parts nor the arrangement of drawings shall control the Contractor in dividing the work among Subcontractors and Suppliers or in establishing the extent of the work to be performed by a trade.

1.1.9  If there is a conflict within Contract Documents:

. 1 the order of priority of documents, from highest to lowest, shall be
•  the Agreement between the Owner and the Contractor,
•  the Definitions,
•  Supplementary Conditions,
•  the General Conditions,
•  Division 1 of the specifications,
•  Divisions 2 through 16 of the specifications,
•  material and finishing schedules,
•  drawings.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only s/j contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of 1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

.2 drawings of larger scale shall govern over those of smaller scale of the same date.

.3 dimensions shown on drawings shall govern over dimensions scaled from drawings.

.4 later dated documents shall govern over earlier documents of the same type.

1.1.10	The Owner shall provide the Contractor, without charge, sufficient copies of the Contract Documents to perform the Work.

1.1.11
Specifications, drawings, models, and copies thereof furnished by the Consultant are and shall remain the Consultant's property, with the exception of the signed Contract sets, which shall belong to each party to the Contract. All specifications, drawings, and models furnished by the Consultant are to be used only with respect to the Work and are not to be used on other work. These specifications, drawings, and models are not to be copied or altered in any manner without the written authorization of the Consultant.

1.1.12 Models furnished by the Contractor at the Owner's expense are the property of the Owner.

GC1.2 LAW OF THE CONTRACT

1.2.1 The law of the Place of the Work shall govern the interpretation of the Contract.

GC1.3 RIGHTS AND REMEDIES

1.3.1
Except as expressly provided in the Contract Documents, the duties and obligations imposed by the Contract Documents and the rights and remedies available thereunder shall be in addition to and not a limitation of any duties, obligations, rights, and remedies otherwise imposed or available by law.

1.3.2
No action or failure to act by the Owner, Consultant, or Contractor shall constitute a waiver of any right or duty afforded any of them under the Contract, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach thereunder, except as may be specifically agreed in writing.

GC 1.4 ASSIGNMENT

1.4.1 Neither party to the Contract shall assign the Contract or a portion thereof without the written consent of the other, which consent shall not be unreasonably withheld.

PART 2 ADMINISTRATION OF THE CONTRACT

GC 2.1 AUTHORITY OF THE CONSULTANT

2.1.1	The Consultant will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written agreement as provided in paragraph 2.1.2.

2.1.2
The duties, responsibilities, and limitations of authority of the Consultant as set forth in the Contract Documents shall be modified or extended only with the written consent of the Owner, the Contractor, and the Consultant.

2.1.3
If the Consultants employment is terminated, the Owner shall immediately appoint or reappoint a Consultant against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former Consultant.

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

GC2.2 ROLE OF THE CONSULTANT

2.2.1
The Consultant will provide administration of the Contract as described in the Contract Documents during construction until issuance of the final certificate for payment, and subject to GC 2.1 - AUTHORITY OF THE CONSULTANT and with the Owner's concurrence, from time to time until the completion of any correction of defects as provided in paragraph 12.3.3 of GC 12.3 - WARRANTY.

2.2.2
The Consultant will visit the Place of the Work at intervals appropriate to the progress of construction to become familiar with the progress and quality of the work and to determine if the Work is proceeding in general conformity with the Contract Documents.

2.2.3
If the Owner and the Consultant agree, the Consultant will provide at the Place of the Work, one or more project representatives to assist in carrying out the Consultant's responsibilities. The duties, responsibilities, and limitations of authority of such project representatives shall be as set forth in writing to the Contractor.

2.2.4
Based on the Consultant's observations and evaluation of the Contractor's applications for payment, the Consultant will determine the amounts owing to the Contractor under the Contract and will issue certificates for payment as provided in Article A-5 of the Agreement - PAYMENT, GC 5.3 - PROGRESS PAYMENT, and GC 5.7 - FINAL PAYMENT.

2.2.5
The Consultant will not be responsible for and will not have control, charge, or supervision of construction means, methods, techniques, sequences, or procedures, or for safety precautions and programs required in connection with the Work in accordance with the applicable construction safety legislation, other regulations, or general construction practice. The Consultant will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Consultant will not have control over, charge of, or be responsible for the acts or omissions of the Contractor, Subcontractors, Suppliers, or their agents, employees, or any other persons performing portions of the Work.

2.2.6
The Consultant will be, in the first instance, the interpreter of the requirements of the Contract Documents and shall make findings as to the performance thereunder by both parties to the Contract, except with respect to GC 5.1 - FINANCING INFORMATION REQUIRED OF THE OWNER. Interpretations and findings of the Consultant shall be consistent with the intent of the Contract Documents. When making such interpretations and findings the Consultant will not show partiality to either the Owner or the Contractor.

2.2.7
Claims, disputes, and other matters in question relating to the performance of the Work or the interpretation of the Contract Documents, except for GC 5.1 - FINANCING INFORMATION REQUIRED OF THE OWNER, shall be referred initially to the Consultant by notice in writing given to the Consultant and to the other party for the Consultants interpretation and finding which will be given by notice in writing to the parties within a reasonable time.

2.2.8
The Consultant will have authority to reject work which in the Consultant's opinion does not conform to the requirements of the Contract Documents. Whenever the Consultant considers it necessary or advisable, the Consultant will have authority to require inspection or testing of work, whether or not such work is fabricated, installed, or completed. However, neither the authority of the Consultant to act nor any decision either to exercise or not to exercise such authority shall give rise to any duty or responsibility of the Consultant to the Contractor, Subcontractors, Suppliers, or their agents, employees, or other persons performing any of the Work.

2.2.9
During the progress of the Work the Consultant will furnish Supplemental Instructions to the Contractor with reasonable promptness or in accordance with a schedule for such instructions agreed to by the Consultant and the Contractor.

2.2.10	The Consultant will review and take appropriate action upon such Contractor's submittals as shop drawings, Product data, and samples, as provided in the Contract Documents.

CCDC2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

2.2.11	The Consultant will prepare Change Orders and Change Directives as provided in GC 6.2 - CHANGE ORDER and GC 6.3 - CHANGE DIRECTIVE.

2.2.12	The Consultant will conduct reviews of the Work to determine the date of Substantial Performance of the Work as provided in GC 5.4 - SUBSTANTIAL PERFORMANCE OF THE WORK.

2.2.13
All certificates issued by the Consultant shall be to the best of the Consultants knowledge, information, and belief. By issuing any certificate, the Consultant does not guarantee the Work is correct or complete.

2.2.14
The Consultant will receive and review written warranties and related documents required by the Contract and provided by the Contractor and will forward such warranties and documents to the Owner for the Owner's acceptance.

GC2.3 REVIEW AND INSPECTION OF THE WORK

2.3.1
The Owner and the Consultant shall have access to the Work at all times. The Contractor shall provide sufficient, safe, and proper facilities at all times for the review of the Work by the Consultant and the inspection of the Work by authorized agencies. If parts of the Work are in preparation at locations other than the Place of the Work, the Owner and the Consultant shall be given access to such work whenever it is in progress.

2.3.2
If work is designated for tests, inspections, or approvals in the Contract Documents, or by the Consultant's instructions, or the laws or ordinances of the Place of the Work, the Contractor shall give the Consultant reasonable notice of when the work will be ready for review and inspection. The Contractor shall arrange for and shall give the Consultant reasonable notice of the date and time of inspections by other authorities.

2.3.3	The Contractor shall furnish promptly to the Consultant two copies of certificates and inspection reports relating to the Work.

2.3.4
 If the Contractor covers or permits to be covered, work that has been designated for special tests, inspections, or approvals before such special tests, inspections, or approvals are made, given or completed, the Contractor shall, if so directed, uncover such work, have the inspections or tests satisfactorily completed, and make good covering work at the Contractor's expense.

2.3.5
The Consultant may order any portion or portions of the Work to be examined to confirm that such work is in accordance with the requirements of the Contract Documents. If the work is not in accordance with the requirements of the Contract Documents, the Contractor shall correct the work and pay the cost of examination and correction. If the work is in accordance with the requirements of the Contract Documents, the Owner shall pay the cost of examination and restoration.

GC2.4 DEFECTIVE WORK

2.4.1
The Contractor shall promptly remove from the Place of the Work and replace or re-execute defective work that has been rejected by the Consultant as failing to conform to the Contract Documents whether or not the defective work has been incorporated in the Work and whether or not the defect is the result of poor workmanship, use of defective products, or damage through carelessness or other act or omission of the Contractor.

2.4.2	The Contractor shall make good promptly other contractors' work destroyed or damaged by such removals or replacements at the Contractor's expense.

2.4.3
If in the opinion of the Consultant it is not expedient to correct defective work or work not performed as provided in the Contract Documents, the Owner may deduct from the amount otherwise due to the Contractor the difference in value between the work as performed and that called for by the Contract Documents. If the

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

Owner and the Contractor do not agree on the difference in value, they shall refer the matter to the Consultant for a determination.

PART 3 EXECUTION OF THE WORK

GC3.1 CONTROL OF THE WORK

3.1.1	The Contractor shall have total control of the Work and shall effectively direct and supervise the Work so as to ensure conformity with the Contract Documents.

3.1.2	The Contractor shall be solely responsible for construction means, methods, techniques, sequences, and procedures and for co-ordinating the various parts of the Work under the Contract.

GC3.2 CONSTRUCTION BY OWNER OR OTHER CONTRACTORS

3.2.1	The Owner reserves the right to award separate contracts in connection with other parts of the Project to other contractors and to perform work with own forces.

3.2.2	When separate contracts are awarded for other parts of the Project, or when work is performed by the Owner's own forces, the Owner shall:

.1 provide for the co-ordination of the activities and work of other contractors and Owner's own forces with the Work of the Contract;

.2 assume overall responsibility for compliance with the applicable health and construction safety legislation at the Place of the Work;

.3 enter into separate contracts with other contractors under conditions of contract which are compatible with the conditions of the Contract;

.4 ensure that insurance coverage is provided to the same requirements as are called for in GC 11.1 -INSURANCE and co-ordinate such insurance with the insurance coverage of the Contractor as it affects the Work; and

.5 take all reasonable precautions to avoid labour disputes or other disputes on the Project arising from the work of other contractors or the Owner's own forces.

3.2.3	When separate contracts are awarded for other parts of the Project, or when work is performed by the Owner's own forces, the Contractor shall:

. 1 afford the Owner and other contractors reasonable opportunity to introduce and store their products and use their construction machinery and equipment to execute their work;

.2 co-ordinate and schedule the Work with the work of other contractors and Owner's own forces and connect as specified or shown in the Contract Documents;

.3 participate with other contractors and the Owner in reviewing their construction schedules when directed to do so; and

.4 where part of the Work is affected by or depends upon for its proper execution the work of other contractors or Owner's own forces, promptly report to the Consultant in writing and prior to proceeding with that part of the Work, any apparent deficiencies in such work.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

Failure by the Contractor to so report shall invalidate any claims against the Owner by reason of the deficiencies in the work of other contractors or Owner's own forces except those deficiencies not then reasonably discoverable.

3.2.4
Where a change in the Work is required as a result of the co-ordination and connection of the work of other contractors or Owner's own forces with the Work, the changes shall be authorized and valued as provided in GC 6.1 - CHANGES, GC 6.2 - CHANGE ORDER, and GC 6.3 - CHANGE DIRECTIVE.

3.2.5
Claims, disputes, and other matters in question between the Contractor and other contractors shall be dealt with as provided in Part 8 of the General Conditions - DISPUTE RESOLUTION provided the other contractors have reciprocal obligations. The Contractor shall be deemed to have consented to arbitration of any dispute with any other contractor whose contract with the Owners contains a similar agreement to arbitrate.

         GC 3.3 TEMPORARY SUPPORTS, STRUCTURES, AND FACILITIES

3.3.1
The Contractor shall have the sole responsibility for the design, erection, operation, maintenance, and removal of temporary supports, structures, and facilities and the design and execution of construction methods required in their use.

3.3.2
The Contractor shall engage and pay for registered professional engineering personnel skilled in the appropriate disciplines to perform those functions referred to in paragraph 3.3.1 where required by law or by the Contract Documents and in all cases where such temporary supports, structures, and facilities and their method of construction are of such a nature that professional engineering skill is required to produce safe and satisfactory results.

3.3.3
Notwithstanding the provisions of GC 3.1 - CONTROL OF THE WORK, paragraph 3.3.1, and paragraph 3.3.2 or provisions to the contrary elsewhere in the Contract Documents where such Contract Documents include designs for temporary supports, structures, and facilities or specify a method of construction in whole or in part, such facilities and methods shall be considered to be part of the design of the Work and the Contractor shall not be held responsible for that part of the design or the specified method of construction. The Contractor shall, however, be responsible for the execution of such design or specified method of construction in the same manner as for the execution of the Work.

     GC3.4 DOCUMENT REVIEW

3.4.1       The Contractor shall review the Contract Documents and shall report promptly to the Consultant any error, inconsistency, or omission the Contractor may discover. Such review by the Contractor shall be to the best of the Contractor's knowledge, information, and belief and in making such review the Contractor does not assume any responsibility to the Owner or the Consultant for the accuracy of the review. The Contractor shall not be liable for damage or costs resulting from such errors, inconsistencies, or omissions in the Contract Documents, which the Contractor did not discover. If the Contractor does discover any error, inconsistency, or omission in the Contract Documents, the Contractor shall not proceed with the work affected until the Contractor has received corrected or missing information from the Consultant.

GC 3.5 CONSTRUCTION SCHEDULE

3.5.1 The Contractor shall:

.1 prepare and submit to the Owner and the Consultant prior to the first application for payment, a construction schedule that indicates the timing of the major activities of the Work and provides sufficient detail of the critical events and their inter-relationship to demonstrate the Work will be performed in conformity with the Contract Time;

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

.2 monitor the progress of the Work relative to the construction schedule and update the schedule on a monthly basis or as stipulated by the Contract Documents; and

.3  advise the Consultant of any revisions required to the schedule as the result of extensions of the Contract Time as provided in Part 6 of the General Conditions - CHANGES IN THE WORK.

GC 3.6 CONSTRUCTION SAFETY

3.6.1
Subject to paragraph 3.2.2.2 of GC 3.2 - CONSTRUCTION BY OWNER OR OTHER CONTRACTORS, the Contractor shall be solely responsible for construction safety at the Place of the Work and for compliance with the rules, regulations, and practices required by the applicable construction health and safety legislation and shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Work.

GC3.7 SUPERVISOR

3.7.1
The Contractor shall employ a competent supervisor and necessary assistants who shall be in attendance at the Place of the Work while work is being performed. The supervisor shall not be changed except for valid reason.

3.7.2	The supervisor shall represent the Contractor at the Place of the Work and notices and instructions given to the supervisor by the Consultant shall be held to have been received by the Contractor.

GC 3.8 SUBCONTRACTORS AND SUPPLIERS

3.8.1	The Contractor shall preserve and protect the rights of the parties under the Contract with respect to work to be performed under subcontract, and shall:

.1 enter into contracts or written agreements with Subcontractors and Suppliers to require them to perform their work as provided in the Contract Documents;

.2 incorporate the terms and conditions of the Contract Documents into all contracts or written agreements with Subcontractors and Suppliers; and

.3 be as fully responsible to the Owner for acts and omissions of Subcontractors, Suppliers, and of persons directly or indirectly employed by them as for acts and omissions of persons directly employed by the Contractor.

3.8.2
The Contractor shall indicate in writing, at the request of the Owner, those Subcontractors or Suppliers whose bids have been received by the Contractor which the Contractor would be prepared to accept for the performance of a portion of the Work. Should the Owner not object before signing the Contract, the Contractor shall employ those Subcontractors or Suppliers so identified by the Contractor in writing for the performance of that portion of the Work to which their bid applies.

3.8.3
The Owner may, for reasonable cause, at any time before the Owner has signed the Contract, object to the use of a proposed Subcontractor or Supplier and require the Contractor to employ one of the other subcontract bidders.

3.8.4	If the Owner requires the Contractor to change a proposed Subcontractor or Supplier, the Contract Price and Contract Time shall be adjusted by the differences occasioned by such required change.

3.8.5	The Contractor shall not be required to employ as a Subcontractor or Supplier, a person or firm to whom the Contractor may reasonably object.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary condition*.

3.8.6 The Owner, through the Consultant, may provide to a Subcontractor or Supplier information as to the percentage of the Subcontractor's or Supplier's work which has been certified for payment.

GC3.9 LABOUR AND PRODUCTS

3.9.1
The Contractor shall provide and pay for labour, Products, tools, construction machinery and equipment, water, heat, light, power, transportation, and other facilities and services necessary for the performance of the Work in accordance with the Contract.

3.9.2	Products provided shall be new. Products which are not specified shall be of a quality consistent with those specified and their use acceptable to the Consultant.

3.9.3	The Contractor shall maintain good order and discipline among the Contractor's employees engaged on the Work and shall not employ on the Work anyone not skilled in the tasks assigned.

GC 3.10 DOCUMENTS AT THE SITE

3.10.1 The Contractor shall keep one copy of current Contract Documents, submittals, reports, and records of meetings at the Place of the Work, in good order and available to the Owner and the Consultant.

GC 3.11 SHOP DRAWINGS

3.11.1	Shop drawings are drawings, diagrams, illustrations, schedules, performance charts, brochures, Product, and other data which the Contractor provides to illustrate details of a portion of the Work.

3.11.2	The Contractor shall provide shop drawings as described in the Contract Documents or as the Consultant may reasonably request.

3.11.3
The Contractor shall review all shop drawings prior to submission to the Consultant. The Contractor represents by this review that: the Contractor has determined and verified all field measurements and field construction conditions, or will do so; Product requirements; catalogue numbers; and similar data and that the Contractor has checked and co-ordinated each shop drawing with the requirements of the Work and of the Contract Documents. The Contractor shall confirm this review of each shop drawing by stamp, date, and signature of the person responsible. At the time of submission the Contractor shall notify the Consultant in writing of any deviations in the shop drawings from the requirements of the Contract Documents.

3.11 4The Contractor shall submit shop drawings to the Consultant to review in orderly sequence and sufficiently in advance so as to cause no delay in the Work or in the work of other contractors. Upon request of the Contractor or the Consultant, they jointly shall prepare a schedule of the dates for submission and return of shop drawings. Shop drawings which require approval of any legally constituted authority having jurisdiction shall be submitted to such authority by the Contractor for approval.

3.11.5
The Contractor shall submit shop drawings in the form specified or as the Consultant may direct. The Consultant will review and return shop drawings in accordance with the schedule agreed upon, or otherwise with reasonable promptness so as to cause no delay. The Consultant's review is for conformity to the design concept and for general arrangement only. The Consultant's review shall not relieve the Contractor of responsibility for errors or omissions in the shop drawings or for meeting all requirements of the Contract Documents unless the Consultant expressly notes the acceptance of a deviation on the shop drawings.

3.11.6
Upon the Consultants request, the Contractor shall revise and resubmit shop drawings which the Consultant rejects as inconsistent with the Contract Documents unless otherwise directed by the Consultant. The Contractor shall notify the Consultant in writing of any revisions to the resubmission other than those requested by the Consultant.

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

GC 3.12 USE OF THE WORK

3.12.1
The Contractor shall confine construction machinery and equipment, storage of Products, and operations of employees to limits indicated by laws, ordinances, permits, or the Contract Documents and shall not unreasonably encumber the Work with Products.

3.12.2	The Contractor shall not load or permit to be loaded any part of the Work with a weight or force that will endanger the safety of the Work.

GC 3.13 CUTTING AND REMEDIAL WORK

3.13.1	The Contractor shall do the cutting and remedial work required to make the several parts of the Work come together properly.

3.13.2  The Contractor shall co-ordinate the Work to ensure that this requirement is kept to a minimum.

3.13.3
Should the Owner, the Consultant, other contractors or anyone employed by them be responsible for ill-timed work necessitating cutting or remedial work to be performed, the cost of such cutting or remedial work shall be valued as provided in GC 6.1 - CHANGES, GC 6.2 - CHANGE ORDER, and GC 6.3 - CHANGE DIRECTIVE.

3.13.4	Cutting and remedial work shall be performed by specialists familiar with the Products affected and shall be performed in a manner to neither damage nor endanger the Work.

GC 3.14 CLEANUP

3.14.1	The Contractor shall maintain the Work in a tidy condition and free from the accumulation of waste products and debris, other than that caused by the Owner, other contractors or their employees.

3.14.2
The Contractor shall remove waste products and debris, other than that resulting from the work of the Owner, other contractors or their employees, and shall leave the Work clean and suitable for occupancy by the Owner before attainment of Substantial Performance of the Work. The Contractor shall remove products, tools, construction machinery, and equipment not required for the performance of the remaining work.

3.14.3
Prior to application for the final certificate for payment, the Contractor shall remove products, tools, construction machinery and equipment, and waste products and debris, other than that resulting from the work of the Owner, other contractors or their employees.

PART 4 ALLOWANCES

GC4.1 CASH ALLOWANCES

4.1.1	The Contract Price includes cash allowances stated in the Contract Documents, which allowances shall be expended as the Owner directs through the Consultant.

4.1.2
Cash allowances cover the net cost to the Contractor of services, Products, construction machinery and equipment, freight, unloading, handling, storage, installation, and other authorized expenses incurred in performing the work stipulated under the cash allowances but do not include any Value Added Taxes payable by the Owner to the Contractor.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -
1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

  4.1.3  The Contract Price, and not the cash allowances, includes the Contractor's overhead and profit in connection with such cash allowances.

4.1.4
Where costs under a cash allowance exceed the amount of the allowance, the Contractor shall be compensated for any excess incurred and substantiated plus an amount for overhead and profit as set out in the Contract Documents.

4.1.5	The Contract Price shall be adjusted by Change Order to provide for any difference between the actual cost and each cash allowance.

          4.1.6  The value of the work performed under a cash allowance is eligible to be included in progress payments.

4.1.7
The Contractor and the Consultant shall jointly prepare a schedule that shows when the Consultant and Owner must authorize ordering of items called for under cash allowances to avoid delaying the progress of the Work.

GC4.2 CONTINGENCY ALLOWANCE

     4.2.1  The Contract Price includes the contingency allowance, if any, stated in the Contract Documents.

4.2.2	Expenditures under the contingency allowance shall be authorized and valued as provided in GC 6.1 -CHANGES, GC 6.2 - CHANGE ORDER, and GC 6.3 - CHANGE DIRECTIVE.

4.2.3	The Contract Price shall be adjusted by Change Order to provide for any difference between the expenditures authorized under paragraph 4.2.2 and the contingency allowance.

PART 5 PAYMENT

GC5.1 FINANCING INFORMATION REQUIRED OF THE OWNER

5.1.1
The Owner shall, at the request of the Contractor, prior to execution of the Agreement, and/or promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract.

5.1.2	The Owner shall notify the Contractor in writing of any material change in the Owner's financial arrangements during the performance of the Contract.

GC 5.2 APPLICATIONS FOR PROGRESS PAYMENT

5.2.1	Applications for payment on account as provided in Article A-5 of the Agreement - PAYMENT may be made monthly as the Work progresses.

5.2.2
Applications for payment shall be dated the last day of the agreed monthly payment period and the amount claimed shall be for the value, proportionate to the amount of the Contract, of work performed and Products delivered to the Place of the Work at that date.

5.2.3
The Contractor shall submit to the Consultant, at least 14 days before the first application for payment, a schedule of values for the parts of the Work, aggregating the total amount of the Contract Price, so as to facilitate evaluation of applications for payment.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

5.2.4
The schedule of values shall be made out in such form and supported by such evidence as the Consultant may reasonably direct and when accepted by the Consultant, shall be used as the basis for applications for payment, unless it is found to be in error.

  5.2.5 The Contractor shall include a statement based on the schedule of values with each application for payment.

5.2.6
Claims for Products delivered to the Place of the Work but not yet incorporated into the Work shall be supported by such evidence as the Consultant may reasonably require to establish the value and delivery of the Products.

GC5.3 PROGRESS PAYMENT

5.3.1
The Consultant will issue to the Owner, no later than 10 days after the receipt of an application for payment from the Contractor submitted in accordance with GC 5.2 - APPLICATIONS FOR PROGRESS PAYMENT, a certificate for payment in the amount applied for or in such other amount as the Consultant determines to be properly due. If the Consultant amends the application, the Consultant will promptly notify the Contractor in writing giving reasons for the amendment.

5.3.2
The Owner shall make payment to the Contractor on account as provided in Article A-5 of the Agreement -PAYMENT no later than 5 days after the date of a certificate for payment issued by the Consultant.

GC 5.4 SUBSTANTIAL PERFORMANCE OF THE WORK

5.4.1
When the Contractor considers that the Work is substantially performed, or if permitted by the lien legislation applicable to the Place of the Work a designated portion thereof which the Owner agrees to accept separately is substantially performed, the Contractor shall prepare and submit to the Consultant a comprehensive list of items to be completed or corrected and apply for a review by the Consultant to establish Substantial Performance of the Work or substantial performance of the designated portion of the Work. Failure to include an item on the list does not alter the responsibility of the Contractor to complete the Contract.

5.4.2
No later than 10 days after the receipt of the Contractor's list and application, the Consultant will review the Work to verify the validity of the application, and no later than 7 days after completing the review, will notify the Contractor whether the Work or the designated portion of the Work is substantially performed.

5.4.3	The Consultant shall state the date of Substantial Performance of the Work or designated portion of the Work in a certificate.

5.4.4
Immediately following the issuance of the certificate of Substantial Performance of the Work, the Contractor, in consultation with the Consultant, will establish a reasonable date for finishing the Work.

GC 5.5 PAYMENT OF HOLDBACK UPON SUBSTANTIAL PERFORMANCE OF THE WORK

5.5.1 After the issuance of the certificate of Substantial Performance of the Work, the Contractor shall:

. 1 submit an application for payment of the holdback amount,

.2 submit a sworn statement that all accounts for labour, subcontracts, Products, construction machinery and equipment, and other indebtedness which may have been incurred by the Contractor in the Substantial Performance of the Work and for which the Owner might in any way be held responsible have been paid in full, except for amounts properly retained as a holdback or as an identified amount in dispute.

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to he an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

 5.5.2 After the receipt of an application for payment from the Contractor and the sworn statement as provided in paragraph 5.5.1, the Consultant will issue a certificate for payment of the holdback amount.

5.5.3
Where the holdback amount has not been placed in a separate holdback account, the Owner shall, 10 days prior to the expiry of the holdback period stipulated in the lien legislation applicable to the Place of the Work, place the holdback amount in a bank account in the joint names of the Owner and the Contractor.

5.5.4
The holdback amount authorized by the certificate for payment of the holdback amount is due and payable on the day following the expiration of the holdback period stipulated in the lien legislation applicable to the Place of the Work. Where lien legislation does not exist or apply, the holdback amount shall be due and payable in accordance with other legislation, industry practice, or provisions which may be agreed to between the parties. The Owner may retain out of the holdback amount any sums required by law to satisfy any liens against the Work or, if permitted by the lien legislation applicable to the Place of the Work, other third party monetary claims against the Contractor which are enforceable against the Owner.

GC5.6 PROGRESSIVE RELEASE OF HOLDBACK

5.6.1
Where legislation permits and where, upon application by the Contractor, the Consultant has certified that the work of a Subcontractor or Supplier has been performed prior to Substantial Performance of the Work, the Owner shall pay the Contractor the holdback amount retained for such subcontract work, or the Products supplied by such Supplier, on the day following the expiration of the holdback period for such work stipulated in the lien legislation applicable to the Place of the Work.

5.6.2
Notwithstanding the provisions of the preceding paragraph, and notwithstanding the wording of such certificates, the Contractor shall ensure that such subcontract work or Products is protected pending the issuance of a final certificate for payment and be responsible for the correction of defects or work not performed regardless of whether or not such was apparent when such certificates were issued.

GC5.7 FINAL PAYMENT

5.7.1	When the Contractor considers that the Work is completed, the Contractor shall submit an application for final payment.

5.7.2
The Consultant will, no later than 10 days after the receipt of an application from the Contractor for final payment, review the Work to verify the validity of the application. The Consultant will, no later than 7 days after reviewing the Work, notify the Contractor that the application is valid or give reasons why it is not valid.

5.7.3	When the Consultant finds the Contractor's application for final payment valid, the Consultant will issue a final certificate for payment.

5.7.4
Subject to the provision of paragraph 10.4.1 of GC 10.4 - WORKERS' COMPENSATION, and any lien legislation applicable to the Place of the Work, the Owner shall, no later than 5 days after the issuance of a final certificate for payment, pay the Contractor as provided in Article A-5 of the Agreement - PAYMENT.

GC 5.8 WITHHOLDING OF PAYMENT

5.8.1  If because of climatic or other conditions reasonably beyond the control of the Contractor, there are items of work that cannot be performed, payment in full for that portion of the Work which has been performed as certified by the Consultant shall not be withheld or delayed by the Owner on account thereof, but the Owner may withhold, until the remaining portion of the Work is finished, only such an amount that the Consultant determines is sufficient and reasonable to cover the cost of performing such remaining work.

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GC 5.9 NON-CONFORMING WORK

5.9.1  No payment by the Owner under the Contract nor partial or entire use or occupancy of the Work by the Owner shall constitute an acceptance of any portion of the Work or Products which are not in accordance with the requirements of the Contract Documents.

PART 6 CHANGES IN THE WORK

GC6.1 CHANGES

6.1.1
The Owner, through the Consultant, without invalidating the Contract, may make changes in the Work consisting of additions, deletions, or other revisions to the Work by Change Order or Change Directive.

          6.1.2 The Contractor shall not perform a change in the Work without a Change Order or a Change Directive.

GC6.2 CHANGE ORDER

6.2.1
When a change in the Work is proposed or required, the Consultant shall provide a notice describing the proposed change in the Work to the Contractor. The Contractor shall present, in a form acceptable to the Consultant, a method of adjustment or an amount of adjustment for the Contract Price, if any, and the adjustment in the Contract Time, if any, for the proposed change in the Work.

6.2.2
When the Owner and Contractor agree to the adjustments in the Contract Price and Contract Time or to the method to be used to determine the adjustments, such agreement shall be effective immediately and shall be recorded in a Change Order, signed by Owner and Contractor. The value of the work performed as the result of a Change Order shall be included in applications for progress payment.

GC6.3 CHANGE DIRECTIVE

6.3.1
If the Owner requires the Contractor to proceed with a change in the Work prior to the Owner and the Contractor agreeing upon the adjustment in Contract Price and Contract Time, the Owner, through the Consultant, shall issue a Change Directive.

6.3.2
Upon receipt of a Change Directive, the Contractor shall proceed promptly with the change in the Work. The adjustment in the Contract Price for a change carried out by way of a Change Directive shall be determined on the basis of the cost of expenditures and savings to perform the work attributable to the change. If a change in the Work results in a net increase in the Contract Price, an allowance for overhead and profit shall be included.

6.3.3
If a change in the Work results in a net decrease in the Contract Price, the amount of the credit shall be the net cost, without deduction for overhead or profit. When both additions and deletions covering related work or substitutions are involved in a change in the Work, the allowance for overhead and profit shall be calculated on the basis of the net increase, if any, with respect to that change in the Work.

6.3.4
The Contractor shall keep and present, in such form as the Consultant may require, an itemized accounting of the cost of expenditures and savings referred to in paragraph 6.3.2 together with supporting data. The cost of performing the work attributable to the Change Directive shall be limited to the actual cost of all of the following:

.1 wages and benefits paid for labour in the direct employ of the Contractor under applicable collective bargaining agreements, or under a salary or wage schedule agreed upon by the Owner and Contractor,

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.2  salaries, wages, and benefits of the Contractor's, office personnel engaged in a technical capacity and other personnel at shops or on the road, engaged in expediting the production or transportation of materials or equipment;

.3  contributions, assessments, or taxes incurred for such items as unemployment insurance, provincial health insurance, workers' compensation, and Canada or Quebec Pension Plan, insofar as such cost is based on wages, salaries, or other remuneration paid to employees of the Contractor and included in the cost of the work as provided in paragraphs 6.3.4.1 and 6.3.4.2;

.4  travel and subsistence expenses of the Contractor's personnel described in paragraphs 6.3.4.1 and 6.3.4.2;

.5 the cost of all Products including cost of transportation thereof;

.6  the cost of materials, supplies, equipment, temporary services and facilities, and hand tools not owned by the workers, including transportation and maintenance thereof, which are consumed; and cost less salvage value on such items used but not consumed, which remain the property of the Contractor,

.7  rental cost of all tools, machinery, and equipment, exclusive of hand tools, whether rented from or provided by the Contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery cost thereof;

.8 deposits lost;

.9 the amounts of all subcontracts;

.10 the cost of quality assurance such as independent inspection and testing services;

. 11 charges levied by authorities having jurisdiction at the Place of the Work;

.12  royalties, patent license fees, and damages for infringement of patents and cost of defending suits therefor subject always to the Contractor's obligations to indemnify the Owner as provided in paragraph 10.3.1 of GC 10.3 - PATENT FEES;

.13  any adjustment in premiums for all bonds and insurance which the Contractor is required, by the Contract Documents, to purchase and maintain;

. 14 any adjustment in taxes and duties for which the Contractor is liable;

.15  charges for long distance telephone and facsimile communications, courier services, expressage, and petty cash items incurred;

.16 the cost of removal and disposal of waste products and debris;

. 17 cost incurred due to emergencies affecting the safety of persons or property;

6.3.5	Pending determination of the final amount of a Change Directive, the undisputed value of the work performed as the result of a Change Directive is eligible to be included in progress payments.

6.3.6	If the Owner and Contractor do not agree on the proposed adjustment in the Contract Time or the method of determining it, the adjustment shall be referred to the Consultant for determination.

6.3.7
If at any time after the start of the work directed by a Change Directive, the Owner and the Contractor reach agreement on the adjustment to the Contract Price and to the Contract Time, this agreement shall be recorded in a Change Order signed by Owner and Contractor.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

GC 6.4 CONCEALED OR UNKNOWN CONDITIONS

6.4.1 If the Owner or the Contractor discover conditions at the Place of the Work which are:

.1 subsurface or otherwise concealed physical conditions which existed before the commencement of the Work which differ materially from those indicated in the Contract Documents; or

.2 physical conditions of a nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents;

then the observing party shall notify the other party in writing before conditions are disturbed and in no event later than 5 Working Days after first observance of the conditions.

6.4.2
The Consultant will promptly investigate such conditions and make a finding. If the finding is that the conditions differ materially and this would cause an increase or decrease in the Contractor's cost or time to perform the Work, the Consultant, with the Owner's approval, shall issue appropriate instructions for a change in the Work as provided in GC 6.2 - CHANGE ORDER or GC 6.3 - CHANGE DIRECTIVE.

6.4.3
If the Consultant finds that the conditions at the Place of the Work are not materially different or that no change in the Contract Price or the Contract Time is justified, the Consultant shall report the reasons for this finding to the Owner and the Contractor in writing.

GC6.5 DELAYS

6.5.1
If the Contractor is delayed in the performance of the Work by an action or omission of the Owner, Consultant, or anyone employed or engaged by them directly or indirectly, contrary to the provisions of the Contract Documents, then the Contract Time shall be extended for such reasonable time as the Consultant may recommend in consultation with the Contractor. The Contractor shall be reimbursed by the Owner for reasonable costs incurred by the Contractor as the result of such delay.

6.5.2
If the Contractor is delayed in the performance of the Work by a stop work order issued by a court or other public authority and providing that such order was not issued as the result of an act or fault of the Contractor or any person employed or engaged by the Contractor directly or indirectly, then the Contract Time shall be extended for such reasonable time as the Consultant may recommend in consultation with the Contractor. The Contractor shall be reimbursed by the Owner for reasonable costs incurred by the Contractor as the result of such delay.

6.5.3
If the Contractor is delayed in the performance of the Work by labour disputes, strikes, lock-outs (including lock-outs decreed or recommended for its members by a recognized contractors' association, of which the Contractor is a member or to which the Contractor is otherwise bound), fire, unusual delay by common carriers or unavoidable casualties, or without limit to any of the foregoing, by a cause beyond the Contractor's control, then the Contract Time shall be extended for such reasonable time as the Consultant may recommend in consultation with the Contractor. The extension of time shall not be less than the time lost as the result of the event causing the delay, unless the Contractor agrees to a shorter extension. The Contractor shall not be entitled to payment for costs incurred by such delays unless such delays result from actions by the Owner.

6.5.4
No extension shall be made for delay unless notice in writing of claim is given to the Consultant not later than 10 Working Days after the commencement of delay, providing however, that in the case of a continuing cause of delay only one notice of claim shall be necessary.

6.5.5
If no schedule is made under paragraph 2.2.9 of GC 2.2 - ROLE OF THE CONSULTANT, no claim for delay shall be allowed because of failure of the Consultant to furnish instructions until 10 Working Days after demand for such instructions has been made and not then, unless the claim is reasonable.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

PART 7 DEFAULT NOTICE

GC 7.1 OWNER'S RIGHT TO PERFORM THE WORK, STOP THE WORK, OR TERMINATE THE CONTRACT

7.1.1
If the Contractor should be adjudged bankrupt, or makes a general assignment for the benefit of creditors because of the Contractor's insolvency, or if a receiver is appointed because of the Contractor's insolvency, the Owner may, without prejudice to any other right or remedy the Owner may have, by giving the Contractor or receiver or trustee in bankruptcy notice in writing, terminate the Contract.

7.1.2
If the Contractor should neglect to prosecute the Work properly or otherwise fails to comply with the requirements of the Contract to a substantial degree and if the Consultant has given a written statement to the Owner and Contractor that sufficient cause exists to justify such action, the Owner may, without prejudice to any other right or remedy the Owner may have, notify the Contractor in writing that the Contractor is in default of the Contractor's contractual obligations and instruct the Contractor to correct the default in the 5 Working Days immediately following the receipt of such notice.

7.1.3	If the default cannot be corrected in the 5 Working Days specified, the Contractor shall be in compliance with the Owner's instructions if the Contractor.

.1 commences the correction of the default within the specified time, and
.2 provides the Owner with an acceptable schedule for such correction, and
.3 corrects the default in accordance with such schedule.

7.1.4	If the Contractor fails to correct the default in the time specified or subsequently agreed upon, without prejudice to any other right or remedy the Owner may have, the Owner may:

.1 correct such default and deduct the cost thereof from any payment then or thereafter due the Contractor provided the Consultant has certified such cost to the Owner and the Contractor, or

.2 terminate the Contractor's right to continue with the Work in whole or in part or terminate the Contract.

7.1.5	If the Owner terminates the Contractor's right to continue with the Work as provided in paragraphs 7.1.1 and
7.1.4, the Owner shall be entitled to:

.1  take possession of the Work and Products; utilize the construction machinery and equipment; subject to the rights of third parties, finish the Work by whatever method the Owner may consider expedient, but without undue delay or expense, and

.2  withhold further payment to the Contractor until a final certificate for payment is issued, and

.3  charge the Contractor the amount by which the full cost of finishing the Work as certified by the Consultant, including compensation to the Consultant for the Consultant's additional services and a reasonable allowance as determined by the Consultant to cover the cost of corrections to work performed by the Contractor that may be required under GC 12.3 - WARRANTY, exceeds the unpaid balance of the Contract Price; however, if such cost of finishing the Work is less than the unpaid balance of the Contract Price, the Owner shall pay the Contractor the difference, and

.4    on expiry of the warranty period, charge the Contractor the amount by which the cost of corrections to the Contractor's work under GC 12.3 - WARRANTY exceeds the allowance provided for such corrections, or if the cost of such corrections is less than the allowance, pay the Contractor the difference.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

7.1.6 The Contractor's obligation under the Contract as to quality, correction, and warranty of the work performed by the Contractor up to the time of termination shall continue in force after such termination.

GC 7.2 CONTRACTOR'S RIGHT TO STOP THE WORK OR TERMINATE THE CONTRACT

7.2.1
If the Owner should be adjudged bankrupt, or makes a general assignment for the benefit of creditors because of the Owner's insolvency, or if a receiver is appointed because of the Owner's insolvency, the Contractor may, without prejudice to any other right or remedy the Contractor may have, by giving the Owner or receiver or trustee in bankruptcy notice in writing, terminate the Contract.

7.2.2
If the Work should be stopped or otherwise delayed for a period of 30 days or more under an order of a court or other public authority and providing that such order was not issued as the result of an act or fault of the Contractor or of anyone directly or indirectly employed or engaged by the Contractor, the Contractor may, without prejudice to any other right or remedy the Contractor may have, by giving the Owner notice in writing, terminate the Contract.

7.2.3	The Contractor may notify the Owner in writing, with a copy to the Consultant, that the Owner is in default of the Owner's contractual obligations if:

.1  the Owner fails to furnish, when so requested by the Contractor, reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract, or

.2 the Consultant fails to issue a certificate as provided in GC 5.3 PROGRESS PAYMENT, or

.3  the Owner fails to pay the Contractor when due the amounts certified by the Consultant or awarded by arbitration or court, or

.4  the Owner violates the requirements of the Contract to a substantial degree and the Consultant, except for GC 5.1 - FINANCING INFORMATION REQUIRED OF THE OWNER, confirms by written statement to the Contractor that sufficient cause exists.

7.2.4
The Contractor's notice in writing to the Owner provided under paragraph 7.2.3 shall advise that if the default is not corrected within 5 Working Days following the receipt of the notice in writing, the Contractor may, without prejudice to any other right or remedy the Contractor may have, stop the Work or terminate the Contract.

7.2.5
If the Contractor terminates the Contract under the conditions set out above, the Contractor shall be entitled to be paid for all work performed including reasonable profit, for loss sustained upon Products and construction machinery and equipment, and such other damages as the Contractor may have sustained as a result of the termination of the Contract.

PART 8 DISPUTE RESOLUTION

GC 8.1 AUTHORITY OF THE CONSULTANT

8.1.1
Differences between the parties to the Contract as to the interpretation, application or administration of the Contract or any failure to agree where agreement between the parties is called for, herein collectively called disputes, which are not resolved in the first instance by findings of the Consultant as provided in GC 2.2 -ROLE OF THE CONSULTANT, shall be settled in accordance with the requirements of Part 8 of the General Conditions - DISPUTE RESOLUTION.

8.1.2
If a dispute arises under the Contract in respect of a matter in which the Consultant has no authority under the Contract to make a finding, the procedures set out in paragraph 8.1.3 and paragraphs 8.2.3 to 8.2.8 of

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

GC 8.2 - NEGOTIATION, MEDIATION, AND ARBITRATION, and in GC 8.3 - RETENTION OF RIGHTS apply to that dispute with the necessary changes to detail as may be required.

8.1.3  If a dispute is not resolved promptly, the Consultant shall give such instructions as in the Consultants opinion are necessary for the proper performance of the Work and to prevent delays pending settlement of the dispute. The parties shall act immediately according to such instructions, it being understood that by so doing neither party will jeopardize any claim the party may have. If it is subsequently determined that.such instructions were in error or at variance with the Contract Documents, the Owner shall pay the Contractor costs incurred by the Contractor in carrying out such instructions which the Contractor was required to do beyond what the Contract Documents correctly understood and interpreted would have required, including costs resulting from interruption of the Work.

GC8.2 NEGOTIATION, MEDIATION, AND ARBITRATION

8.2.1	In accordance with the latest edition of the Rules for Mediation of CCDC 2 Construction Disputes, the parties shall appoint a Project Mediator

. 1 within 30 days after the Contract was awarded, or

.2  if the parties neglected to make an appointment within the 30 day period, within 15 days after either party by notice in writing requests that the Project Mediator be appointed.

8.2.2
A party shall be conclusively deemed to have accepted a finding of the Consultant under GC 2.2 - ROLE OF THE CONSULTANT and to have expressly waived and released the other party from any claims in respect of the particular matter dealt with in that finding unless, within 15 Working Days after receipt of that finding, the party sends a notice in writing of dispute to the other party and to the Consultant, which contains the particulars of the matter in dispute and the relevant provisions of the Contract Documents. The responding party shall send a notice in writing of reply to the dispute within 10 Working Days after receipt of the notice of dispute setting out particulars of this response and any relevant provisions of the Contract Documents.

8.2.3
The parties shall make all reasonable efforts to resolve their dispute by amicable negotiations and agree to provide, without prejudice, frank, candid and timely disclosure of relevant facts, information, and documents to facilitate these negotiations.

8.2.4
After a period of 10 Working Days following receipt of a responding party's notice in writing of reply under paragraph 8.2.2, the parties shall request the Project Mediator to assist the parties to reach agreement on any unresolved dispute. The mediated negotiations shall be conducted in accordance with the latest edition of the Rules for Mediation of CCDC 2 Construction Disputes.

8.2.5
If the dispute has not been resolved within 10 Working Days after the Project Mediator was requested under paragraph 8.2.4 or within such further period agreed by the parties, the Project Mediator shall terminate the mediated negotiations by giving notice in writing to both parties.

8.2.6
By giving a notice in writing to the other party, not later than 10 Working Days after the date of termination of the mediated negotiations under paragraph 8.2.5, either party may refer the dispute to be finally resolved by arbitration under the latest edition of the Rules for Arbitration of CCDC 2 Construction Disputes. The arbitration shall be conducted in the jurisdiction of the Place of the Work.

8.2.7
On expiration of the 10 Working Days, the arbitration agreement under paragraph 8.2.6 is not binding on the parties and, if a notice is not given under paragraph 8.2.6 within the required time, the parties may refer the unresolved dispute to the courts or to any other form of dispute resolution, including arbitration, which they have agreed to use.

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be cm accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

8.2.8  If neither party requires by notice in writing given within 10 Working Days of the date of notice requesting arbitration in paragraph 8.2.6 that a dispute be arbitrated immediately, all disputes referred to arbitration as provided in paragraph 8.2.6 shall be

. 1 held in abeyance until
(1)  Substantial Performance of the Work,
(2)  the Contract has been terminated, or
(3)  the Contractor has abandoned the Work,
whichever is earlier, and

.2 consolidated into a single arbitration under the rules governing the arbitration under paragraph 8.2.6.

GC8.3 RETENTION OF RIGHTS

8.3.1
It is agreed that no act by either party shall be construed as a renunciation or waiver of any rights or recourses, provided the party has given the notices required under Part 8 of the General Conditions - DISPUTE RESOLUTION and has carried out the instructions as provided in paragraph 8.1.3.

8.3.2
Nothing in Part 8 of the General Conditions - DISPUTE RESOLUTION shall be construed in any way to limit a party from asserting any statutory right to a lien under applicable lien legislation of the jurisdiction of the Place of the Work and the assertion of such right by initiating judicial proceedings is not to be construed as a waiver of any right that party may have under paragraph 8.2.6 to proceed by way of arbitration to adjudicate the merits of the claim upon which such a lien is based.

PART 9 PROTECTION OF PERSONS AND PROPERTY

GC9.1 PROTECTION OF WORK AND PROPERTY

9.1.1	The Contractor shall protect the Work and the Owner's property and property adjacent to the Place of the Work from damage which may arise as the result of the Contractor's operations under the Contract, and shall be responsible for such damage, except damage which occurs as the result of:

.1 errors in the Contract Documents;

.2 acts or omissions by the Owner, the Consultant, other contractors, their agents and employees.

9.1.2
Should the Contractor in the performance of the Contract damage the Work, the Owner's property, or property adjacent to the Place of the Work, the Contractor shall be responsible for the making good such damage at the Contractor's expense.

9.1.3
Should damage occur to the Work or Owner's property for which the Contractor is not responsible, as provided in paragraph 9.1.1, the Contractor shall make good such damage to the Work and, if the Owner so directs, to the Owner's property. The Contract Price and Contract Time shall be adjusted as provided in GC 6.1 -CHANGES, GC 6.2 - CHANGE ORDER, and GC 6.3 - CHANGE DIRECTIVE.

GC 9.2 DAMAGES AND MUTUAL RESPONSIBILITY

9.2.1  If either party to the Contract should suffer damage in any manner because of any wrongful act or neglect of the other party or of anyone for whom the other party is responsible in law, then that party shall be reimbursed by the other party for such damage. The reimbursing party shall be subrogated to the rights of the other party in respect of such wrongful act or neglect if it be that of a third party.

CCDC 2-1994 File 00712
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9.2.2 Claims for damage under paragraph 9.2.1 shall be made in writing to the party liable within reasonable time after the first observance of such damage and if undisputed shall be   confirmed by Change Order. Disputed claims shall be resolved as set out in Part 8 of the General Conditions - DISPUTE RESOLUTI0N.

9.2.3
If the Contractor has caused damage to the work of another contractor on the Project, the Contractor agrees upon due notice to settle with the other contractor by negotiation or arbitration. If the other contractor makes a claim against the Owner on account of damage alleged to have been so sustained, the Owner shall notify the Contractor and may require the Contractor to defend the action at the Contractor's expense. The Contractor shall satisfy a final order or judgment against the Owner and pay the costs incurred by the Owner arising from such action.

9.2.4
If the Contractor becomes liable to pay or satisfy a final order, judgment, or award against the Owner, then the Contractor, upon undertaking to indemnify the Owner against any and all liability for costs, shall have the right to appeal in the name of the Owner such final order or judgment to any and all courts of competent jurisdiction.

GC 9.3 TOXIC AND HAZARDOUS SUBSTANCES AND MATERIALS

9.3.1	For the purposes of applicable environmental legislation, the Owner shall be deemed to have control and management of the Place of the Work with respect to existing conditions.

9.3.2 Prior to the Contractor commencing the Work, the Owner shall

.1 take all reasonable steps to determine whether any toxic or hazardous substances or materials are present at the Place of the Work, and

.2 provide the Consultant and the Contractor with a written list of any such substances and materials.

9.3.3	The Owner shall take all reasonable steps to ensure that no person suffers injury, sickness, or death and that no property is injured or destroyed as a result of exposure to, or the presence of, toxic or hazardous substances or materials which were at the Place of the Work prior to the Contractor commencing the Work.

       9.3.4  Unless the Contract expressly provides otherwise, the Owner shall be responsible for taking all necessary steps, in accordance with legal requirements, to dispose of, store or otherwise render harmless toxic or hazardous substances or materials which were present at the Place of the Work prior to the Contractor commencing the Work.

    9.3.5 If the Contractor

. 1 encounters toxic or hazardous substances or materials at the Place of the Work, or

.2  as reasonable grounds to believe that toxic or hazardous substances or materials are present at the Place of the Work, which were not disclosed by the Owner, as required under paragraph 9.3.2, or which were disclosed but have not been dealt with as required under paragraph 9.3.4, the Contractor shall

.3  take all reasonable steps, including stopping the Work, to ensure that no person suffers injury, sickness, or death and that no property is injured or destroyed as a result of exposure to or the presence of the substances or materials, and

.4 immediately report the circumstances to the Consultant and the Owner in writing.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

9.3.6
If the Contractor is delayed in performing the Work or incurs additional costs as a result of taking steps required under paragraph 9.3.5.3, the Contract Time shall be extended for such reasonable time as the Consultant may recommend in consultation with the Contractor and the Contractor shall be reimbursed for reasonable costs incurred as a result of the delay and as a result of taking those steps.

9.3.7
Notwithstanding paragraphs 2.2.6 and 2.2.7 of GC 2.2 - ROLE OF THE CONSULTANT, or paragraph 8.1.1 of GC 8.1 - AUTHORITY OF THE CONSULTANT, the Consultant may select and rely upon the advice of an independent expert in a dispute under paragraph 9.3.6 and, in that case, the expert shall be deemed to have been jointly retained by the Owner and the Contractor and shall be jointly paid by them.

9.3.8
The Owner shall indemnify and hold harmless the Contractor, the Consultant, their agents and employees, from and against claims, demands, losses, costs, damages, actions, suits, or proceedings arising out of or resulting from exposure to, or the presence of, toxic or hazardous substances or materials which were at the Place of the Work prior to the Contractor commencing the Work. This obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity set out in GC 12.1- INDEMNIFICATION or which otherwise exist respecting a person or party described in this paragraph.

9.3.9	GC 9.3 - TOXIC AND HAZARDOUS SUBSTANCES AND MATERIALS shall govern over the provisions of paragraph 1.3.1 of GC 1.3 - RIGHTS AND REMEDIES or GC 9.2 - DAMAGES AND MUTUAL RESPONSIBILITY.

PART 10 GOVERNING REGULATIONS

GC 10.1 TAXES AND DUTIES

10.1.1
The Contract Price shall include all taxes and customs duties in effect at the time of the bid closing except for Value Added Taxes payable by the Owner to the Contractor as stipulated in Article A-4 of the Agreement -CONTRACT PRICE.

10.1.2	Any increase or decrease in costs to the Contractor due to changes in such included taxes and duties after the time of the bid closing shall increase or decrease the Contract Price accordingly.

GC 10.2 LAWS, NOTICES, PERMITS, AND FEES

10.2.1  The laws of the Place of the Work shall govern the Work.

10.2.2
The Owner shall obtain and pay for the building permit, permanent easements, and rights of servitude. The Contractor shall be responsible for permits, licenses, or certificates necessary for the performance of the Work which were in force at the date of bid closing.

10.2.3
The Contractor shall give the required notices and comply with the laws, ordinances, rules, regulations, or codes which are or become in force during the performance of the Work and which relate to the Work, to the preservation of the public health, and to construction safety.

10.2.4
The Contractor shall not be responsible for verifying that the Contract Documents are in compliance with the applicable laws, ordinances, rules, regulations, or codes relating to the Work. If the Contract Documents are at variance therewith, or if, subsequent to the date of bid closing, changes are made to the applicable laws, ordinances, rules, regulations, or codes which require modification to the Contract Documents, the Contractor shall notify the Consultant in writing requesting direction immediately upon such variance or change becoming known. The Consultant will make the changes required to the Contract Documents as provided in GC 6.1 -CHANGES, GC 6.2 - CHANGE ORDER, and GC 6.3 - CHANGE DIRECTIVE.

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

10.2.5
If the Contractor fails to notify the Consultant in writing; and fails to obtain direction as required in paragraph 10.2.4; and performs work knowing it to be contrary to any laws, ordinances, rules, regulations, or codes; the Contractor shall be responsible for and shall correct the violations thereof; and shall bear the costs, expenses, and damages attributable to the failure to comply with the provisions of such laws, ordinances, rules, regulations, or codes.

GC 10.3 PATENT FEES

10.3.1
The Contractor shall pay the royalties and patent licence fees required for the performance of the Contract. The Contractor shall hold the Owner harmless from and against claims, demands, losses, costs, damages, actions, suits, or proceedings arising out of the Contractor'?, performance of the Contract which are attributable to an infringement or an alleged infringement of a patent of invention by the Contractor or anyone for whose acts the Contractor may be liable.

10.3.2
The Owner shall hold the Contractor harmless against claims, demands, losses, costs, damages, actions, suits, or proceedings arising out of the Contractor's performance of the Contract which are attributable to an infringement or an alleged infringement of a patent of invention in executing anything for the purpose of the Contract, the model, plan, or design of which was supplied to the Contractor as part of the Contract Documents.

GC 10.4 WORKERS' COMPENSATION

10.4.1
Prior to commencing the Work, Substantial Performance of the Work, and the issuance of the final certificate for payment, the Contractor shall provide evidence of compliance with workers' compensation legislation at the Place of the Work, including payments due thereunder.

10.4.2	At any time during the term of the Contract, when requested by the Owner, the Contractor shall provide such evidence of compliance by the Contractor and Subcontractors.

PART 11 INSURANCE — BONDS

GC 11.1 INSURANCE

11.1.1 Without restricting the generality of GC 12.1 - INDEMNIFICATION, the Contractor shall provide, maintain, and pay for the insurance coverages specified in GC 11.1 - INSURANCE. Unless otherwise stipulated, the duration of each insurance policy shall be from the date of commencement of the Work until the date of the final certificate for payment. Prior to commencement of the Work and upon the placement, renewal, amendment, or extension of all or any part of the insurance, the Contractor shall promptly provide the Owner with confirmation of coverage and, if required, a certified true copy of the policies certified by an authorized representative of the insurer together with copies of any amending endorsements.

.1 General Liability Insurance:

General liability insurance shall be in the joint names of the Contractor, the Owner, and the Consultant, with limits of not less than $2,000,000 per occurrence and with a property damage deductible not exceeding $2,500. The insurance coverage shall not be less than the insurance required by IBC Form
2100, or its equivalent replacement, provided that IBC Form 2100 shall contain the latest edition of the relevant CCDC endorsement form. To achieve the desired limit, umbrella, or excess liability insurance may be used. All liability coverage shall be maintained for completed operations hazards from the date of
Substantial Performance of the Work, as set out in the certificate of Substantial Performance of the Work, on an ongoing basis for a period of 6 years following Substantial Performance of the Work. Where the
Contractor maintains a single, blanket policy, the addition of the Owner and the Consultant is limited to liability arising out of the Project and all operations necessary or incidental thereto. The policy shall be

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endorsed to provide the Owner with not less than 30 days notice in writing in advance of any cancellation, and of change or amendment restricting coverage.

.2 Automobile Liability Insurance:

Automobile liability insurance in respect of licensed vehicles shall have limits of not less than $2,000,000 inclusive per occurrence for bodily injury, death, and damage to property, covering all licensed vehicles owned or leased by the Contractor, and endorsed to provide the Owner with not less than 15 days notice in writing in advance of any cancellation, change or amendment restricting coverage. Where the policy has been issued pursuant to a government-operated automobile insurance system, the Contractor shall provide the Owner with confirmation of automobile insurance coverage for all automobiles registered in the name of the Contractor.

.3 Aircraft and Watercraft Liability Insurance:

Aircraft and watercraft liability insurance with respect to owned or non-owned aircraft and watercraft if used directly or indirectly in the performance of the Work, including use of additional premises, shall be subject to limits of not less than $2,000,000 inclusive per occurrence for bodily injury, death, and damage to property including loss of use thereof and limits of not less than $2,000,000 for aircraft passenger hazard. Such insurance shall be in a form acceptable to the Owner. The policies shall be endorsed to provide the Owner with not less than 15 days notice in writing in advance of cancellation, change, or amendment restricting coverage.

.4 Property and Boiler and Machinery Insurance:

(1)
"All risks" property insurance shall be in the joint names of the Contractor, the Owner, and the Consultant, insuring not less than the sum of the amount of the Contract Price and the full value, as stated in the Supplementary Conditions, of Products that are specified to be provided by the Owner for incorporation into the Work, with a deductible not exceeding $2,500. The insurance coverage shall not be less than the insurance required by IBC Form 4042 or its equivalent replacement, provided that IBC Form 4042 shall contain the latest edition of the relevant CCDC endorsement form. The coverage shall be maintained continuously until 10 days after the date of the final certificate for payment.

(2)
Boiler and machinery insurance shall be in the joint names of the Contractor, the Owner, and the Consultant for not less than the replacement value of the boilers, pressure vessels, and other insurable objects forming part of the Work. The insurance provided shall not be less than the insurance provided by the "Comprehensive Boiler and Machinery Form" and shall be maintained continuously from commencement of use or operation of the property insured and until 10 days after the date of the final certificate for payment.

(3)
The policies shall allow for partial or total use or occupancy of the Work. If because of such use or occupancy the Contractor is unable to provide coverage, the Contractor shall notify the Owner in writing. Prior to such use or occupancy the Owner shall provide, maintain, and pay for property and boiler insurance insuring the full value of the Work, as in sub-paragraphs (1) and (2), including coverage for such use or occupancy and shall provide the Contractor with proof of such insurance. The Contractor shall refund to the Owner the unearned premiums applicable to the Contractor's policies upon termination of coverage.

(4)
The policies shall provide that, in the case of a loss or damage, payment shall be made to the Owner and the Contractor as their respective interests may appear. The Contractor shall act on behalf of the Owner for the purpose of adjusting the amount of such loss or damage payment with the insurers. When the extent of the loss or damage is determined, the Contractor shall proceed to restore the Work. Loss or damage shall not affect the rights and obligations of either party under the Contract except that the Contractor shall be entitled to such reasonable extension of Contract Time relative to

CCDC 2-1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

the extent of the loss or damage as the Consultant may recommend in consultation with the Contractor.

(5)
The Contractor shall be entitled to receive from the Owner, in addition to the amount due under the Contract, the amount at which the Owner's interest in restoration of the Work has been appraised, such amount to be paid as the restoration of the Work proceeds and as provided in GC 5.2 -APPLICATIONS FOR PROGRESS PAYMENT and GC 5.3 - PROGRESS PAYMENT. In addition the Contractor shall be entitled to receive from the payments made by the insurer the amount of the Contractor's interest in the restoration of the Work.

(6)
In the case of loss or damage to the Work arising from the work of another contractor, or Owner's own forces, the Owner, in accordance with the Owner's obligations under paragraph 3.2.2.4 of GC 3.2 -CONSTRUCTION BY OWNER OR OTHER CONTRACTORS, shall pay the Contractor the cost of restoring the Work as the restoration of the Work proceeds and as provided in GC 5.2 -APPLICATIONS FOR PROGRESS PAYMENT and GC 5.3 - PROGRESS PAYMENT.

.5 Contractors' Equipment Insurance:

"All risks" contractors' equipment insurance covering construction machinery and equipment used by the Contractor for the performance of the Work, including boiler insurance on temporary boilers and pressure vessels, shall be in a form acceptable to the Owner and shall not allow subrogation claims by the insurer against the Owner. The policies shall be endorsed to provide the Owner with not less than 15 days notice in writing in advance of cancellation, change, or amendment restricting coverage. Subject to satisfactory proof of financial capability by the Contractor for self-insurance, the Owner agrees to waive the equipment insurance requirement.

11.1.2
The Contractor shall be responsible for deductible amounts under the policies except where such amounts may be excluded from the Contractor's responsibility by the terms of GC 9.1 - PROTECTION OF WORK AND PROPERTY and GC 9.2 - DAMAGES AND MUTUAL RESPONSIBILITY.

11.1.3
Where the full insurable value of the Work is substantially less than the Contract Price, the Owner may reduce the amount of insurance required or waive the course of construction insurance requirement.

11.1.4
If the Contractor fails to provide or maintain insurance as required by the Contract Documents, then the Owner shall have the right to provide and maintain such insurance and give evidence to the Contractor and the Consultant. The Contractor shall pay the cost thereof to the Owner on demand or the Owner may deduct the amount which is due or may become due to the Contractor.

11.1.5	All required insurance policies shall be with insurers licensed to underwrite insurance in the jurisdiction of the Place of the Work.

GC 11.2 BONDS

11.2.1	The Contractor shall, prior to commencement of the Work or within the specified time, provide to the Owner any surety bonds required by the Contract.

11.2.2
Such bonds shall be issued by a duly licensed surety company authorized to transact a business of suretyship in the province or territory of the Place of the Work and shall be maintained in good standing until the fulfillment of the Contract. The form of such bonds shall be in accordance with the latest edition of the CCDC approved bond forms.

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 except to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

PART 12 INDEMNIFICATION — WAIVER — WARRANTY

GC 12.1 INDEMNIFICATION

12.1.1	The Contractor shall indemnify and hold harmless the Owner and the Consultant, their agents and employees from and against claims, demands, losses, costs, damages, actions, suits, or proceedings (hereinafter called
"claims"), by third parties that arise out of, or are attributable to, the Contractor's performance of the Contract provided such claims are:

.1  attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property, and

.2  caused by negligent acts or omissions of the Contractor or anyone for whose acts the Contractor may be liable, and

.3  made in writing within a period of 6 years from the date of Substantial Performance of the Work as set out in the certificate of Substantial Performance of the Work, or within such shorter period as may be prescribed by any limitation statute of the province or territory of the Place of the Work.

The Owner expressly waives the right to indemnity for claims other man those stated above.

12.1.2
The obligation of the Contractor to indemnify hereunder shall be limited to $2,000,000 per occurrence from the commencement of the Work until Substantial Performance of the Work and thereafter to an aggregate limit of $2,000,000.

12.1.3
The Owner shall indemnify and hold harmless the Contractor, theContractor's agents and employees from and against claims, demands, losses, costs, damages, actions, suits, or proceedings arising out of the Contractor's performance of the Contract which are attributable to a lack of or defect in title or an alleged lack of or defect in title to the Place of the Work.

12.1.4	GC 12.1 - INDEMNIFICATION shall govern over the provisions of paragraph 1.3.1 of GC 1:3 - RIGHTS AND REMEDIES or GC 9.2 - DAMAGES AND MUTUAL RESPONSIBILITY.

GC 12.2 WAIVER OF CLAIMS

12.2.1 Waiver of Claims by Owner

As of the date of the final certificate for payment, the Owner expressly waives and releases the Contractor from all claims against the Contractor including without limitation those that might arise from the negligence or breach of contract by the Contractor except one or more of the following:

. 1 those made in writing prior to the date of the final certificate for payment and still unsettled;

.2 those arising from the provisions of GC 12.1 - INDEMNIFICATION or GC 12.3 -WARRANTY;

.3 those arising from the provisions of paragraph 9.3.5 of GC 9.3 - TOXIC AND HAZARDOUS SUBSTANCES AND MATERIALS and arising from the Contractor bringing or introducing any toxic or hazardous substances and materials to the Place of the Work after the Contractor commences the Work.

In the Common Law provinces GC 12.2.1.4 shall read as follows:

.4 those made in writing within a period of 6 years from the date of Substantial Performance of the Work, as set out in the certificate of Substantial Performance of the Work, or within such shorter period as may be

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 ecept to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

prescribed by any limitation statute of the province or territory of the Place of the Work and arising from any liability of the Contractor for damages resulting from the Contractor's performance of the Contract with respect to substantial defects or deficiencies in the Work for which the Contractor is proven responsible.

As used herein "substantial defects or deficiencies" means those defects or deficiencies in the Work which affect the Work to such an extent or in such a manner that a significant part or the whole of the Work is unfit for the purpose intended by the Contract Documents.

In the Province of Quebec GC 12.2.1.4 shall read as follows:

.4 those arising under the provisions of Article 2118 of the Civil Code of Quebec.

12.2.2 Waiver of Claims by Contractor

As of the date of the final certificate for payment, the Contractor expressly waives and releases the Owner from all claims against the Owner including without limitation those that might arise from the negligence or breach of contract by the Owner except:

.1 those made in writing prior to the Contractor's application for final payment and still unsettled; and

.2 those arising from the provisions of GC9.3 - TOXIC AND HAZARDOUS SUBSTANCES AND MATERIALS or GC 10.3 - PATENT FEES.

12.2.3	GC 12.2 - WAIVER OF CLAIMS shall govern over the provisions of paragraph 1.3.1 of GC 1.3 - RIGHTS
AND REMEDIES or GC 9.2 - DAMAGES AND MUTUAL RESPONSIBILITY.

GC 12.3 WARRANTY

12.3.1
The warranty period with regard to the Contract is one year from the date of Substantial Performance of the Work or those periods specified in the Contract Documents for certain portions of the Work or Products.

12.3.2	The Contractor shall be responsible for the proper performance of the Work to the extent that the design and Contract Documents permit such performance.

12.3.3
Except for the provisions of paragraph 12.3.6 and subject to paragraph 12.3.2, the Contractor shall correct promptly, at the Contractor's expense, defects or deficiencies in the Work which appear prior to and during the warranty periods specified in the Contract Documents.

12.3.4	The Owner, through the Consultant, shall promptly give the Contractor notice in writing of observed defects and deficiencies that occur during the warranty period.

12.3.5	The Contractor shall correct or pay for damage resulting from corrections made under the requirements of paragraph 12.3.3.

12.3.6
The Contractor shall be responsible for obtaining Product warranties in excess of one year on behalf of the Owner from the manufacturer. These Product warranties shall be issued by the manufacturer to the benefit of the Owner.

CCDC 2 -1994 File 00712
This contract is protected by Copyright. Use of a CCDC 2 document not containing a CCDC 2 copyright seal constitutes an infringement of Copyright. Only sign this contract if the document cover page bears a CCDC 2 copyright seal to demonstrate that it is intended by the parties to be an accurate and unamended version of CCDC 2 -1994 ecept to the extent that any alterations, additions or modifications are set forth in supplementary conditions.

Celebrations
Appendix A
Hotel & Casino
Supplementary General Conditions
Edmonton, Alberta Page 2

Supplementary General Conditions, to be read in conjunction with the CCDC 2 - 1994 Stipulated Price Contract.

SC 1.0 Refer to Article A-5 Payment, item 5.3.1:
- In the first sentence, DELETE the words "above the bank rate"

SC 2.0 Refer to Article A-7 Language of the Contract, item 7.1:
- DELETE the phrase "Complete this statement by striking out inapplicable term."

SC3.0 Refer to G.C. 1.1.10:
- DELETE the contents in their entirety and REPLACE with the following:
  The Consultant shall provide original copies of the documents to the Contractor, the Contractor shall be responsible for duplicating the drawings as required to perform the Work. The Contractor shall not be responsible for providing copies of the drawings to the Owner or Consultants.

SC4.0 Refer to GC 3.2.2.2:
- DELETE GC 3.2.2.2 in its entirety.
  Refer toGC3.6:
-	Under subsection 3.6.1, DELETE the phrase "Subject to paragraph 3.2.2.2 of GC 3.2 -Construction by Owner or other contractors,"
- ADD item 3.6.2 as follows:
3.6.2 Work Site Safety- This Contractor is "Prime Contractor"
.1 The Contractor shall, for the purposes of the Occupational Health and Safety Act
(Alberta), and for the duration of the Work of this contract (up to substantial completion), be the "Prime Contractor" for the "work site" and shall do everything that is reasonably practicable to establish and maintain a system or process that will ensure compliance with the Act and its regulations, as required to ensure the health and safety of all persons at the "work site".
.2 The Contractor shall direct all Subcontractors, Sub-subcontractors, Other Contractors, employers, workers, and any other persons at the "work site" on safety related matters, to the extent required to fulfill its "Prime Contractor" responsibilities pursuant to the Act.
.3 Should the Owner complete work as described by GC 3.2 Construction by Owner or Other Contractors, the Owner shall ensure that all separate Contractors and/or Owner's own forces cooperate with the "Prime Contractor" and comply with the requirements of the "Prime Contractor" as related to the requirements of this section. Should the Owner or Other Contractors not comply with the requirements of the Contractor, then the Contractor shall issue warnings to the Owner or the Other Contractors as per the terms of the Contractor's safety program and should the Owner or Other Contractors fail to heed the warnings and make appropriate corrections, the Contractor shall have the authority to remove the offending parties from the site. The Owner shall indemnify and hold harmless the Contractor for any costs or delays that may arise from the removal of the Owner or Other Contractors from the site resulting from the above action.

SC5.0 Refer to GC 3.9.1
- DELETE the contents in their entirety and REPLACE with the following:
The Contractor shall provide and pay for labour, Products, tools, construction machinery and equipment, transportation, and other facilities and services necessary for the performance of the Work in accordance with the Contract. The Owner shall provide to the Contractor, at no charge, storm and sanitary service, power, water, natural gas, utility services, and telephone and internet service as required by the Contractor for the performance of the Work.

Celebrations
Hotel & Casino
Appendix A
Supplementary General Conditions
Edmonton, Alberta Page 2

SC6.0 Refer to GC4.1
- ADD Item 4.1.8 as follows:
Cash Allowances for this contract are:
1)
Firestopping at parkade. Value $10,000.00. This allowance is for all firestopping required to seal penetrations through rated assemblies in the parkade including fire rating, if required, for the beer and pop conduits.

2)
Asbestos removal and miscellaneous demolition to the hotel tower and dinner theatre. Value $160,000.00. This allowance is for asbestos removal and demolition requirements in the basement, 1st , 2nd, 3rd, and 4th floors of the existing hotel tower and the dinner theatre. This allowance includes removal of the existing roof top units and curbs.

3)
Interior Tower Finishes. Value $573,000.00. This allowance is for interior work to the existing tower basement, second, third, and fourth floors and includes all work in this area except mechanical and electrical work shown on the plans.

4)
Sign Supports. Value $25,000.00. This allowance is for the structural steel, demolition, and exterior wall framing repair associated with reinforcing the existing east and west facing walls of the tower to support the video signs on the exterior.

5)
Water features. Value $100,000.00. As listed in specification section 01210, this allowance is for all work associated with water features, including waterproofing, finishes, pumps, piping, electrical requirements, etc.

6)
Coffee/Bar area. Value $500,000.00. As listed in specification section 01210, this allowance is for all work associated with the work in the future expansion room 129 including the bar, washrooms, interior finishes, mechanical, electrical, etc. Rough in only of drainage lines has been included on the base drawings.

7)	Staff and Public Washroom Signage. Value $3,500.00. As listed in specification section 01210.
8)
Supply of LED lighting and Fixtures N and W. Value $130,000.00. This allowance is for the supply and delivery of all LED lighting (including the lounge star ceiling) and the fixtures N and W. Installation of these lights is included in the base contract as shown on the plans.

9)
Supply and installation of coat racks. Value $10,000.00. This allowance is for the supply and install of pre-manufactured coat racks to the two coat rooms (in lieu of the custom metal coat racks detailed on the drawings).

10)
Exterior light fixture 'P' enclosures. Value $45,000.00. This allowance is for the supply, assembly, and installation of the custom light fixture enclosures and brackets for fixture 'P' located on the exterior columns and pilasters.

11)
South retaining wall. Value $40,000.00. This allowance is for the complete retaining wall system along the south property line including but not limited to excavation, formwork, concrete, reinforcing, and backfill.

12)	Relocate existing power pole. Value $30,000.00. This allowance is for the relocation of the existing power pole at the main street entrance.
13)
Post tender site instruction and PCN. Value $25,000.00. This allowance is for the revisions detailed in the Site Instruction issued by Unigroup on November 21,2005; PCN 18 issued by Unigroup on November 23, 2005 (including the staff smoking room); and PCN 19 issued by Unigroup November 25, 2005 (including sub-division of the AGLC room).

14)
Bonded Warehouse. Value $15,000.00. This allowance is for the rental and insurance coverage for a warehouse to be used for storing construction materials (i.e. millwork, carpet, etc) to ensure timely delivery to site.

15)
Carpet and Resilient Flooring. Value $350,000.00. This allowance is for the complete flooring scope of work and was created to account for the possibility of the Owner changing the main carpet pattern.

16)	Bonding. Value $190,000.00. This allowance is for any and all bonding requirements (on either the Contractor or Subcontractors) required by the Owner or the Owner's financial institution.
17)
Select rough carpentry labour. Value $ 168,900.00. This cash allowance is for the labour to complete the rough carpentry associated with the following items: window and door opening preparation, parapet plywood and blocking required (as indicated by roofing

Celebrations
Hotel & Casino
Appendix A
Supplementary General Conditions
Edmonton, Alberta Page 3

contractors - not shown on plans), plywood behind exterior cultured stone pillars and pilasters (mason indicates that cultured stone cannot be fastened to drywall - not shown on plans), pergola framing. Supply of associated materials (plywood, lumber, etc) is included in the base contract amount.

Refer to GC 4.1.3
- Delete clause 4.1.3 as written and insert the following:
The cash allowances, and not the Contract Price, include the Contractor's overhead and profit in connection with such cash allowances. The Owner will arrange for the Consultant to prepare the documents necessary for the preparation of cost estimates of the work covered by the individual cash allowances. Once the Owner approves these documents (for each respective cash allowance), the Contractor shall prepare a cost estimate for approval and will be permitted a fee for overhead and profit of 2.8% plus 1.4% risk (total of 4.2%) of the net cost of the work. Any subsequent changes to the work described by the cash allowances shall be treated as Changes to the Work as described in Part 6 of the Contract.

Refer to Section 01210 ALLOWANCES of the specifications issued for Tender Package 5 dated October 4lh, 2005.
- Delete item 1.2.2.

Refer to Section 01210 ALLOWANCES of the specifications issued for Tender Package 5 dated October 4th, 2005.
-	Allowances described under items 1.2.3.2 through 1.2.3.8 (total value of $63,500.00) are NOT included in the contract.

Refer to drawing E01 issued SEPT 30/05.
- The PC Sum of $70,000.00 for miscellaneous electrical is NOT included in the contract.

SC7.0         Refer to GC 5.3.2
- DELETE the contents in their entirety and REPLACE with the following:
The Owner shall make payment to the Contractor on account as provided in Article A-5 of the Agreement - PAYMENT no later than 25 calendar days from either the receipt by the Owner and/or the Consultant of an application for payment from the Contractor or the last day of the agreed monthly payment period, whichever is later.

SC8.0       Refer to GC 5.5
- DELETE subsection 5.5.3 in its entirety.

SC9.0       RefertoGC6.1
- ADD Item 6.1.3 as follows:
6.1.3 The Contractor shall mark-up costs (as defined by GC 6.3.4) on individual changes for overhead and profit as per the following formula:
•  Costs less than $2,000; mark-up 15%
•  Costs between $2,000; and $7,000 mark-up 10%
• Costs greater than $7,000; mark-up 5%
Sub-contractor mark-up allowed on changes shall be as follows:
•  For sub-contractor own work; 5% overhead plus 5% profit
•  For sub-sub-contractor work; 5% profit

SC 10.0 Refer to GC 6.2
- ADD item 6.2.3 as follows:
Should the Owner request, either in writing, e-mail format, or as recorded in project site meeting minutes, that the contractor proceed with the work described in a change notice (as described in GC 6.2.1) prior to pricing being submitted, the change notice in question shall thereafter be considered to be a change directive as per GC 6.3.

Celebrations
Hotel & Casino
Appendix A
Supplementary General Conditions
Edmonton, Alberta Page 4

SC 11.0 Refer to GC 6.5.4
- INSERT the words '(or e-mail format)' after the word 'writing'.

SC 12.0 Refer to GC 7.2.4
- CHANGE '5 Working Days' to '10 Working Days'.

SC 13.0 Refer to GC 9.3
ADD item 9.3.2.3 as follows:
-	The Contractor acknowledges receipt of the 'Asbestos Materials Survey for the Proposed
Renovation of the Celebration Hotel and Casino' prepared by Cascade Environmental
Consulting Ltd. dated May 03, 2005 and shall take all reasonable steps so that no person suffers injury, sickness, or death as a result of exposure to, or the presence of, toxic or hazardous materials identified in the Survey. The cost for any removal and disposal of toxic or hazardous materials (either identified in the survey or otherwise), if required to complete the
Work and protect the safety of the workers, shall be the responsibility of the Owner and may be incorporated into the work under cash allowance number 2.

SC 14.0 -     It is the clear and express intent of this agreement that the Contractor is not responsible for design, or design related performance, of the facility. The responsibility for design is specified in an agreement between the Owner and Consultants). Participation, by the Contractor, in
cost savings or other discussions/negotiations with respect to design shall not constitute or create any liability to the Contractor for design or design related performance.

SC 15.0 Refer to GC 11.1 -INSURANCE
Delete sections 11.1.1, 11.1.2, 11.1.3, and 11.1.4 in their entirety.
Add section 11.1.1 as follows:
- The Owner shall provide, maintain, and pay for the following insurance coverages:
1)  Wrap-Up Liability Policy. The general wrap-up liability policy shall be in the joint names of the Owner, the Contractor, the Consultant, and any and all Subcontractors and Subconsultants involved in the Work, with limits of not less than $10,000,000.00 per occurrence, and shall list Canadian Western Bank as an additional insured. The deductible shall be $10,000.00 - see subsection 11.1.3. This policy shall be brought into effect on July 29lh, 2005 and continue as required throughout the balance of the Project including 24 months completed operations. Prior to July 29lh, 2005, the Contractor shall provide, maintain, and pay for general liability insurance on the Contractor only (not a wrap-up).
2)  Property insurance coverage on the existing building (four storey tower and single storey dinner theatre) at all times of the project.
3)  "All risks" property (course of construction) insurance. The "all risks" property insurance shall be in the joint names of the Owner and Contractor insuring not less than the sum of the amount of the Contract Price and the full value of Products that are provided by the Owner for incorporation into the work and include additional terms as the Owner may require (Soft Costs, Delayed Start Up Coverage, Transit, Unnamed Locations, etc), and shall list Canadian Western Bank as an additional insured. The deductible for all perils except earthquake and flood shall be $10,000.00-see subsection 11.1.3. This policy shall take effect on September 14lh, 2005 for all parts of the project except the structural concrete parkade, coverage for which shall begin upon substantial completion of the concrete parkade structure. The Contractor shall provide, maintain, and pay for course of construction insurance on the concrete parkade structure until substantial performance of the concrete parkade structure is obtained.

Add section 11.1.2 as follows:
- The Contractor shall provide, maintain, and pay for the following insurance coverages:
1)  Liability insurance and course of construction insurance only as noted in subsection 11.1.1.
2)  Automobile Liability Insurance with limits not less than $2,000,000.00 covering all vehicles owned or leased by the Contractor.
3)  Contractor's Equipment Insurance covering construction machinery and equipment used by the Contractor for the performance of the Work.

Celebrations
Hotel & Casino
Appendix A
Supplementary General Conditions
Edmonton, Alberta

Add section 11.1.3 as follows:
-	The Contractor shall be responsible for the full deductible amount of $10,000.00 under the wrap-up liability and "all risks" property insurance for claims arising from the Contractor's (or by extension the Contractor's subcontractors) actions for the first three claims (cumulative between the two policies). For each and every subsequent claim arising from the Contractor’s
(or by extension the Contractor's subcontractors) actions, the Owner shall pay for half
($5,000.00) of the deductible amount. The Owner shall pay the entire deductible amount for any claims arising from the Owner's or Other Contractor's (hired directly by the Owner) actions.

Add section 11.1.4 as follows:
-	The Owner/Contractor shall provide the Contractor/Owner (respectively) with not less than 30 days notice in writing in advance of any cancellation or change in the insurance coverages on the project.

SC 16.0 Refer to GC 11.2-BONDS
Add subsection 11.2.3 as follows:
- Specific bonding requirements for this project are unknown at the time of creating the contract.
Cash allowance No. 16 has been created to pay for bonding (performance and/or labour and materials bonds) of either the Contractor or Subcontractors as required by the Owner or the
Owner's financial institution.

SC 17.0 The Contract Price includes an Owner's contingency of $450,000.00. The contingency does not form part of the scope of work and shall be incorporated into the project by means of change orders or change directives as instructed by the Owner.

END OF SECTION

 Celebrations Casino and Hotel - Appendix B
November 29, 2005
Exclusions and Clarifications

1	Our estimate assumes Building electrical power, telephone, gas heating cost and water will be supplied to Chandos by the Owner at no charge.
2
Our estimate does not include Utility connection charges (i.e. Gas, Elec, Tele, Cable, Water, Sanitary and/or Storm), Off-site levies nor off-site construction (swing lanes, sidewalk relocations, traffic lights, etc.)

3 Our estimate does not include Architectural and/or Engineering design fees.

4 Our estimate does not include Testing or Inspection costs.

5	Includes tender package 5 architectural addenda 2, 3, and post tender 1 issued as Post Tender Addendum 1 for Tender Package 5.
6 Includes a cash allowance of $130,000 for supply of LED lights, PVC star panels, and Type N & W lights

7	We have NOT included the electrical allowance of $70,000 for misc electrical work nor the cash allowances for artwork totalling $63,500.
8	Includes a $10,000 cash allowance for the supply and install of premanufactured coat racks to the two coat rooms.
9	Includes a cash allowance of $45,000 for the supply and installation of the exterior light enclosures (on the columns and pilasters).
      10 Includes a $25,000 cash allowance for sign supports on two sides of the existing tower.

      11 Includes a cash allowance of $40,000 for the retaining wall along the south property line.

12	Includes a cash allowance of $160,000 for asbestos removal and demolition (tower, exterior walls, basement, RTUs, etc.)
13
Includes a cash allowance of $573,000 for the tower finishes (drywall, painting, flooring, millwork, tile, etc. -Tower items included in the base price are limited to electrical and mechanical as shown, new aluminum

  14 Includes a cash allowance of $30,000 for relocating the existing power pole.

15
Includes a cash allowance of $25,000 for the items covered by the Site Instruction issued by Unigroup on November 21st, 2005; PCN 18 issued by Unigroup on November 23, 2005; and the revisions (forthcoming) to the AGLC room (room to be sub-divided, T-bar ceiling added).

  16 We have assumed deleting the intermediate level waterstops is acceptable.

  17 We have assumed that deleting concrete slab pour strips is acceptable.

  18 We have assumed that the interior ramp does not require herringbone finish.

  19 Excludes table base supply and assembly/placement.

  20 Excludes chairs / furnishings.

  21 Excludes street light / interchange work.

  22 Excludes security system (except conduit as shown on electrical drawings).

23  Excludes CCTV & cameras.

24  Excludes parkade control arm, counter system, intercom/proximity arm.

25  Excludes exterior signage.

26  Excludes interior signage (except washroom sign cash allowance).

27  Excludes C02 distribution system, piping, etc - no provisions included.

28  Excludes pop system, taps.

29  Excludes beer system, taps.

30  Excludes coolers (& associated condensers and curbs roof penetrations for same), cooler lights.

31  Excludes kitchen equipment, exhaust hoods, walls in kitchen shown in cook lines.

32  Excludes fire suppression system on the cook lines.

33  Excludes supply and install of appliances (fridges, washer, dryer, TV's).

34  Excludes storage shelving (in coolers, etc) unless specifically noted as millwork.

35  Excludes supply / install of safes, banking machines, POS equipment.

36  Excludes slope to floor drains in areas of existing concrete.

37  Excludes wood chip mulch (could not determine location, if any).

38	Excludes roofing maintenance bond (includes 5 year ARCA warranty if roofing inspections are provided, by owner).
39  Question about compatibility of base cap and roof layers - included as specified but should be reviewed.
40  Excludes hospital stops on all pressed steel frames.

41  Excludes furring on the exterior of the tower (reveals, depths to be provided by varying the insulation thickness).

42  Question on exterior wall strength - may require a girt or heavier gauge - not included.

43  Excludes any specific subtrade bonding costs - all bonding costs are carried in a cash allowance.

44  Aluminum T-bar in kitchen only - balance as per reflected ceiling plan.

45	Upgrade to finishes (painting, flooring, etc) in the existing basement to be covered by the hotel tower interior finishes cash allowance.
46  Floor tray (electrical) is 2 x 6" mains and 1 x 6" and 1 x 3" branches (discussed with MKE).

47
    Includes the following cost savings: Powder coated railings in the deli, dining room, and lounge in lieu of stainless, standard colour metal roof and cap in lieu of copper,          standard fiberboard in lieu of asphalt impregnated fiberboard, 1 ply 15# felt in lieu of 2 ply 15# felt on the roof.

48	Includes a one year warranty on landscaping only, six week landscaping maintenance, and one year tree watering.
      49  Excludes the whiteboards.

      50  Excludes removal of any existing loose stucco (if required).

      51  Excludes excessive floor preparation or skim coating / leveling of existing substrate.

52
    Asphalt work has been included as per the areas designated on drawing A-102. Overlay is as per the thickness indicated in the schedule, we have not compared existing vs   new grades or included additional topping thickness.

      53  Excludes painting the new light poles (if required).

54
 As Chandos Construction Ltd. is not the designer on the project, we do not make any representations or warranties with respect to the performance of specified products or alternative suggestions. We therefore request that each of the products used or alternative suggestions be reviewed with the design consultants for feasibility and performance. If a submission is accepted we will assume that the necessary reviews have been carried out.

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix C
List of Drawings

The following lists of drawings are included in the contract based upon their issue fortender packages 3,4, and 5 respectively.

The following drawings are included in Tender Package No. 3:

Architectural
•  Cover Page
•  A101 Overall site plan issued Mar 1, 2005- Information Only
•  A201-A Main floor enlarge plan zone A issued Mar 1, 2005- Information Only
•  A202 Basement/Parkade 1 floor plan issued Mar 1, 2005 - Information Only
•  A203 Basement/Parkade 2 floor plan issued Mar 1, 2005 - Information Only
•  A302 Exterior elevations issued Mar 1, 2005-Information Only
•  A402 Building sections issued Mar 1, 2005 - Information Only
•  A501 Stairwell plan & sections issued Mar 1, 2005 - Information Only
•  A502 Stairwell plan & sections issued Mar 1, 2005 - Information Only
•  A503 Stairwell plan & sections issued Mar 1, 2005 - Information Only
•  A504 Stairwell plan & sections issued Mar 1, 2005 - Information Only
•  A505 Stairwell plan & sections issued Mar 1, 2005 - Information Only
•  A601 Plan details issued Mar 1, 2005 - Information Only
•  A602 Details issued Mar 1, 2005 - Information Only
•  A605 Details issued Mar 1, 2005 - Information Only

Structural
•  S1.1 Gridline layout plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S1.2 Typical details issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S1.3 Schedules/Typical notes issued Feb 14,2005- Issued for Foundation Permit Only
•  S1.4 Drop panel plan details issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S1.5 Existing foundation plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S2.1 Overall foundation plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S2.2 Partial foundation plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S2.3 Partial foundation plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S2.4 Partial foundation plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S2.5 Partial foundation plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S2.6 General procedures issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.1 Overall parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.2 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.3 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.4 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.5 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.6 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.7 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.8 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S3.9 Partial parkade 1 plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.1 Overall main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.2 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.3 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.4 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.5 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.6 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.7 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.8 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.9 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.10 Partial main floor plan issued Mar 3, 2005 - Issued for Concrete Pkg. #3
•  S4.11 Overall main floor elevation plan issued Mar 3,2005-Issued for Concrete Pkg. #3

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix C
List of Drawings

                        S7.1  Foundation sections issued Mar 3, 2005-Issued for Concrete Pkg. #3
                        S7.2  Foundation sections issued Mar 3, 2005 -Issued for Concrete Pkg. #3
                        S7.3  Foundation sections issued Mar 3, 2005 -Issued for Concrete Pkg. #3
                        S7.4  Foundation sections issued Mar 3, 2005 -Issued for Concrete Pkg. #3
                        S7.5  Foundation sections issued Mar 3, 2005 -Issued for Concrete Pkg. #3
                        S7.6  Foundation sections issued Mar 3, 2005 -Issued for Concrete Pkg. #3

Mechanical
•  M1 Site plan issued Mar 7, 2005
•  M2 Parkade level 1 issued Mar 7, 2005
•  M3 Parkade level 2 issued Mar 7, 2005
•  M4 Main floor plan issued Mar 7, 2005

Electrical

•  E1 Site plan, schedule and details issued March 4, 2005
•  E2 Parkade level 1, lighting & power issued March 4, 2005
•  E3 Parkade level 2, lighting & power issued March 4, 2005
•  E4 Single line power riser issued March 4, 2005

The following drawings are included in Tender Package No. 4:

Structural
  S1.1  Gridline layout plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S1.2  Typical details issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S1.3  Schedules/Typical notes issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S1.4  Drop panel plan details issued Mar 3,2005 for Concrete Pkg. #3 - Information Onl
  S1.5       Existing foundation plan issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S2.1      Overall foundation plan issued Mar 3,2005 for Concrete Pkg. #3- Information Only
  S2.2  Partial foundation plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S2.3  Partial foundation plan issued Mar 3, 2005 for Concrete Pkg. #3 -Information Only
  S2.4  Partial foundation plan issued Mar 3, 2005 for Concrete Pkg. #3 -Information Only
  S2.5  Partial foundation plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S2.6      General procedures issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S3.1  Overall parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.2  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.3  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.4  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.5  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.6  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.7  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.8  Partial parkade 1 plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S3.9  Partial parkade 1 plan issued Mar 3, 2005 for Concrete Pkg. #3 -Information Only
  S4.1  Overall main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.2  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.3  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.4  Partial main floor plan issued Mar 3, 2005 for Concrete Pkg. #3 -Information Only
  S4.5  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.6  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.7  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.8  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.9  Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only
  S4.10 Partial main floor plan issued Mar 3,2005 for Concrete Pkg. #3 -Information Only

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix C
List of Drawings

  S4.11    Overall main floor elevation plan issued Mar 3, 2005 fro Concrete Pkg. #3-Information Only
  S5.1      Mezzanine framing plan and sections issued Apr 13, 2005- Issued for Steel Pkg. #4
  S6.1      Overall roof framing plan and sections issued Apr 13, 2005- Issued for Steel Pkg. #4
  S6.2  Partial roof framing plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S6.3  Partial roof framing plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S6.4  Partial roof framing plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S6.5  Partial roof framing plan issued Apr 13, 2005- Issued for Steel Pkg. #4
  S6.6  Partial roof framing plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S6.7  Snow piling plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S6.8  Snow piling plan issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S7.1  Foundation sections issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S7.2  Foundation sections issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S7.3  Foundation sections issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S7.4  Foundation sections issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S7.5  Foundation sections issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S7.6  Foundation sections issued Mar 3, 2005 for Concrete Pkg. #3 - Information Only
  S8.1  Roof sections issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S8.2  Roof sections issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S8.3  Roof sections issued Apr 13, 2005 - Issued for Steel Pkg. #4
  S8.4      Main canopy framing plan and sections issued Apr 13, 2005-Issued for Steel Pkg #4
  S8.5      Main canopy and sections issued Apr 13, 2005-Issued fro Steel Pkg #4

The following drawings are included in Tender Package No. 5:

Architectural
  Cover Page, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A101 Site Plan and Grading Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A102 Site Plan (Proposed Asphalt Paving), dated Sept 29, 05 - Issued for Tender Pkg. 5
  A103 Site Plan (Landscape), dated Sept 29, 05 - Issued for Tender Pkg. 5
  A200 Key Notes, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A201 Main Floor Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A201A Main Floor Enlarge Plan Zone A, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A201B Main Floor Enlarge Plan Zone B, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A201C Main Floor Enlarge Plan ZoneC, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A201D Main Floor Enlarge Plan Zone D, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A201E Main Floor Enlarge Plan Zone AB & CD, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A202 Parkade Level 1, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A203 Parkade Level 2, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A204 Roof Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A205 Main Floor Reflected Ceiling Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A205A Main Floor Reflected Ceiling Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A205B Main Floor Reflected Ceiling Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A205C Main Floor Reflected Ceiling Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A205D Main Floor Reflected Ceiling Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A205E Main Floor Reflected Ceiling Plan, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A206 2nd Floor Plan (Existing Hotel), dated Sept 29, 05 - Issued for Tender Pkg. 5
  A207 3rd& 4lh Floor Plan (Existing Hotel), dated Sept 29, 05
  A301 Elevations, dated Sept 29, 05 - Issued for Tender Pkg. 5

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix C
List of Drawings

  A302 Exterior Elevations, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A401 Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A402 Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A501 Stair Plan & Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A502 Stair Plan & Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A503 Stair Plan & Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A504 Stair Plan & Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A505 Stair Plan & Sections, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A601 Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A602 Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A603 Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A604 Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A605 Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A606 Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A607 Garbage Enclosure & Misc. Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A608 Detail, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A701 Door Schedule, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A702 Door Schedule, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A703 Window Schedule, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A801 Washroom Plans & Elevations, dated Sept 05 - Issued for Tender Pkg. 5
  A802 Washroom Plans & Elevations, dated Sept 05 - Issued for Tender Pkg. 5
  A803 Washroom Plans & Elevations, dated Sept 05 - Issued for Tender Pkg. 5
  A804 Washroom Plans & Elevations, dated Sept 05 - Issued for Tender Pkg. 5
  A901 Millwork Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A902 Millwork Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A903 Millwork Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A904 Cash Cage Millwork Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  A905 Cash Cage Millwork Details, dated Sept 29, 05 - Issued for Tender Pkg. 5
  Russell Food Drawing 1 of 6 Kitchen Layout, dated Sept 29, 05
  Russell Food Drawing 2 of 6 Servery & Theatre Bar Layouts, dated Sept 29, 05
  Russell Food Drawing 3 of 6 Bar/Deli Layout, dated Sept 27, 05
  Russell Food Drawing 4 of 6 Casino Bar and Staff Lounge, dated Sept 13, 05
  Russell Food Drawing 5 of 6 Elevations, dated Sept 7, 05
  Russell Food Drawing 6 of 6 Coffee Bar & Legend, dated Sept 29, 05
  ID101 Finish Schedule, dated Sept 05 - Issued for Tender Pkg. 5
  ID102 Finish Schedule, dated Sept 05- Issued for Tender Pkg. 5
  ID103 Finish Schedule, dated Sept 05 - Issued for Tender Pkg. 5
  ID104 Materials Finish Schedule, dated Sept 05 - Issued for Tender Pkg. 5
  ID201 Main Floor Finish Plan, dated Sept 05 - Issued for Tender Pkg. 5
  ID202 Main Floor Plan Detail Key Plan, dated Sept 05 - Issued for Tender Pkg. 5
  ID301 Gaming Area Elevation, dated Sept 05 - Issued for Tender Pkg. 5
  ID302 Main Lobby, Registration Elevations, dated Sept 05 - Issued for Tender Pkg. 5
  ID303 Casino Lounge Elevations, dated Sept 05 - Issued for Tender Pkg. 5
  ID304 Office, Work/Coff, Coffee, Staff, Staff Area, Waiter, & Security, dated Sept 29,05-
  ID305 Millwork & Miscellaneous Detail, dated Sept 05 - Issued for Tender Pkg. 5
  ID306 Booth Seating, dated Sept 05 - Issued for Tender Pkg. 5
  ID307 Table Profiles Casino Booth, dated Sept 05 - Issued for Tender Pkg. 5
  ID308 Dinner Theatre Area (room 198), dated Sept 05 - Issued for Tender Pkg. 5
  ID309 Deli Bar Area (room 174), dated Sept 05 - Issued for Tender Pkg. 5
  ID310 Casino Bar Area (room 131), dated Sept 05- Issued for Tender Pkg. 5
  ID311 Deli Area (room 174) Millwork, dated Sept 05 - Issued for Tender Pkg. 5
  ID312 Casino & Deli Bar Wall Tile Pattern, dated Sept 05 - Issued for Tender Pkg. 5
  ID313 Hostess Counter Typ. Column, dated Sept 05 - Issued for Tender Pkg. 5

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix C
List of Drawings

    ID314 Registration Desk (room 107), dated Sept 05 - Issued for Tender Pkg. 5
    ID315 Work Room (room 110) & Panel Details, dated Sept 05 - Issued for Tender Pkg. 5
    ID316 Monitor Room Area (room M10), dated Sept 05 - Issued for Tender Pkg. 5

Mechanical

• 615M5A Main Floor Plan Zone A Plumbing & Drainage, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M5B Main Floor Plan Zone B Plumbing & Drainage, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M5C Main Floor Plan Zone C Plumbing & Drainage, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M5D Main Floor Plan Zone D Plumbing & Drainage, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M6A Main Floor Plan Zone A HVAC, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M6B Main Floor Plan Zone B HVAC, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M6C Main Floor Plan Zone C HVAC, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M6D Main Floor Plan Zone D HVAC, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M7 Piping Schematic and Details, dated Oct 3, 05 Issued for Tender Pkg. 5
• 615M8 Roof Top Plan & Equipment, dated Oct 3, 05issued for Tender Pkg. 5
• 615M9 2nd Floor Plan HVAC& Plumbing, dated Oct 3, 05 issued for Tender Pkg. 5
• 615M10 3rd& 4lh Floor Plan HVAC& Plumbing, dated Oct 3, 05 issued for Tender Pkg. 5

Electrical
  E01 Site Plan and Schedule, dated Sept 30, 05 - Re-issued for Tender Pkg. 5
  E02 Parkade Level 2 Lighting & Power, dated Sept 30, 05 - Issued for Tender Pkg. 3 E03 Parkade Level 1 Lighting & Power, dated Sept 30, 05 - Issued for Tender Pkg. 3
  E04 Main Floor Plan Lighting Overall, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E04A Main Floor Enlarge Plan A, Lighting, dated Sept 30, 05 - Issued for Tender Pkg.
  E04B Main Floor Enlarge Plan B, Lighting, dated Sept 30,05 - Issued for Tender Pkg.
  E04C Main Floor Enlarge Plan C, Lighting, dated Sept 30, 05-Issued for Tender Pkg.
  E04D Main Floor Enlarge Plan D, Lighting, dated Sept 30, 05-Issued for Tender Pkg.
  E05 Main Floor Plan, Slot Duct & cctv Layout, dated Sept 30, 05-Issued for Tender Pkg. 5
  E05A Enlarge Plan A, Slot Duct & cctv Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E05B Enlarge Plan B, Slot Duct & cctv Layout, dated Sept 30,05 - Issued for Tender Pkg. 5
  E05C Enlarge Plan C, Slot Duct & cctv Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E05D Enlarge Plan D, Slot Duct & cctv Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E06 Main Floor Plan, Cable Tray Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E06A Enlarge Plan A, Cable Tray, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E06B Enlarge Plan B, Cable Tray, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E07 Main Floor Plan, Power & Door Security Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E07A Enlarge Plan A, Power, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E07B Enlarge Plan B, Power, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E07C Enlarge Plan C, Power, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E07D Enlarge Plan D, Power, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E08 Main Floor Plan, Slot Machines Circuiting, dated Sept 30,05 - Issued for Tender Pkg. 5
  E09 Main Floor Plan, Fire Alarm System, dated Sept 30, 05 - Issued for Tender Pkg. 5

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix C
List of Drawings

  E09A Enlarge Plan A, Fire Alarm System, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E09B Enlarge Plan B, Fire Alarm System, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E09C Enlarge Plan C, Fire Alarm System, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E09D Enlarge Plan D, Fire Alarm System, dated Sept 30, 05-Issued for Tender Pkg. 5
  E10 Roof Plan, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E11 Floor Plans, Kitchen Equipment, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E12 Data and Electrical Details, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E13 Single Line Power Riser, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E14 Electrical Panel Schedules, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E15 Electrical Panel Schedules, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E16 2nd Floor Plan Existing Hotel Upgrade, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E17 3rd/4lh Fir Plans Existing Hotel Upgrade, dated Sept 30,05 - Issued for Tender Pkg. 5
  E18 Main Floor Plan, Paging Zones, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E19 Millwork Plan, Power, Lighting, & Security Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E20 Millwork Plan, Power & Lighting Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E21 Millwork Plan, Power, Lighting, & Security Layout, dated Sept 30, 05 - Issued for Tender Pkg. 5
  E22 Millwork Plan, Power & Lighting Layout, dated Sept 30,05 - Issued for Tender Pkg. 5
  E23 Low Voltage Switch & Dimmer Specifications, dated Sept 30, 05-Issued for Tender Pkg. 5

END OF APPENDIX C

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix D
List of Specifications

The following lists of specifications are included in the contract based upon their issue for tender packages 3, 4, and 5 respectively.

The following specifications are included in Tender Package No. 3, as they appear in the set of Contract documents (appendix E):
DIVISION 0		BIDDING AND CONTRACT REQUIREMENTS
	00001	Table of Contents	2
	00100	Instructions to Bidders	3
	00850	List of Drawings	2
DIVISION 1		GENERAL REQUIREMENTS
	01300	Submittals	1
	01410	Regulatory Requirements	1
	01500	Temporary Facilities and Controls	1
	01601	Materials and Equipment	4
	01620	Product Options and Substitutions	1
	01771	Contract Closeout	1
Divisions 2 through 15 were issued as Addendum No. 1
DIVISION 2		SITE WORK
	02010	Earthwork Testing	2
	02056	Fill Materials	4
	2317	Building and Structure Excavating	1
	2318	Building and Structure Backfilling	2
	2319	Trench Excavating and Backfilling	3
	02337	Granular Base	2
	02621	Foundation Drainage	2
	02761	Pavement Markings	2
DIVISION 3		CONCRETE
	03100	Concrete Formwork	6
	03200	Concrete Reinforcement	5
	03300	Cast-ln-Place Concrete	13
	03445	Concrete Finishing	2
	03354	Concrete Floor Finishes	3
DIVISION 4		NOT USED
DIVISION 5		METALS
	05501	Custom Steel Fabrication	3
DIVISION 6		NOT USED
DIVISION 7		THERMAL AND MOISTURE PROTECTION
	07100	Dampproofing and Leakage Control	4
	07920	Sealants	3
DIVISION 8		NOT USED
DIVISION 9		FINISHES
	09901	Painting and Finishing General Requirements	6
	09904	Interior Painting and Finishing Schedule	3

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix D
List of Specifications

DIVISION 10-13                NOT USED

DIVISION 14		CONVEYING SYSTEMS
	14205	Elevator General Provisions	3
	14210	Elevators	4

DIVISION 15		MECHANICAL
	15100	Mechanical	12

Division 16 was included in Electrical addendum E-1 and issued as part of Addendum No. 2

DIVISION 16		ELECTRICAL
	16005	Basic Electrical Requirements	4
	16010	Electrical General Requirements	3
	16020	Electrical Operation and Maintenance Data	2
	16050	Basic Electrical Materials and Methods	5
	16231	Power Generation	4
	16232	Generator	1
	16233	Engine	1
	16234	Cooling Equipment	1
	16235	Exhaust Equipment	1
	16236	Starting System	1
	16237	Automatic Transfer Equipment	2
	16238	Alarms and Instrumentation	2
	16970	Electrical Starting and Testing -General Requirements	4

The following specifications are included in Tender Package No. 4, as they appear in the set of Contract documents (appendix E):
DIVISION 0		BIDDING AND CONTRACT REQUIREMENTS
	00001	Table of Contents	2
	00100	Instructions to Bidders	3
	00850	List of Drawings	2
DIVISION 1		GENERAL REQUIREMENTS
	01300	Submittals	1
	01410	Regulatory Requirements	1
	01500	Temporary Facilities and Controls	1
	01601	Materials and Equipment	4
	01620	Product Options and Substitutions	1
	01771	Contract Closeout	1
DIVISION 5		METALS
	05100	Structural Steel	6
	05200	MetalJoists	5
	05300	Metal Decking	5
	05420	Wind Bearing Metal Stud System	6
	05501	Custom Steel Fabrications	3

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix D
List of Specifications
Page 3of 5

The following specifications are included in Tender Package No. 5, as they appear in the set of Contract documents (appendix E):
DIVISION 0		BIDDING AND CONTRACT REQUIREMENTS
	00001	Table of Contents	4
	00100	Instructions to Bidders	3
	00850	List of Drawings	3
DIVISION 1		GENERAL REQUIREMENTS
	01210	Allowances:	2
	01300	Submittals	2
	01410	Regulatory Requirements	1
	01500	Temporary Facilities and Controls	2
	01601	Materials and Equipment	5
	01620	Product Options and Substitutions	1
	01721	Project Record Documents	4
	01750	Spare Parts and Maintenance Materials	2
	01771	Contract Closeout	1
DIVISION 2		SITE WORK
	02010	Earthwork Testing	2
	02056	Fill Materials	4
	02070	Selective Demolition	2
	02305	Earthwork General Requirements	3
	2317	Building and Structure Excavating	1
	2318	Building and Structure Backfilling	2
	2319	Trench Excavating and Backfilling	3
	02337	Granular Base	2
	02621	Foundation Drainage	2
	02741	Asphalt Concrete Pavement	4
	02761	Pavement Markings	2
	02771	Concrete Paving Curbs and Gutter	5
	02821	Chain Link Fencing	3
	02922	Sodding	3
	02932	Semi-Mature Trees	5
	02951	Restoration of Site Work	1
DIVISION 3		CONCRETE
	03100	Concrete Formwork	6
	03200	Concrete Reinforcement	5
	03300	Cast-ln-Place Concrete	13
	03445	Concrete Finishing	2
	03650	Gypsum Cementitious Underlayment	2
DIVISION 4		MASONRY
	04200	Masonry Units	6
DIVISION 5		METALS
	05100	Structural Steel	6
	05200	MetalJoists	5
	05300	Metal Decking	5
	05420	Wind Bearing Metal Stud System	6
	05501	Custom Steel Fabrication	3

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix D
List of Specifications

DIVISION 6		WOOD AND PLASTICS
	06100	Rough Carpentry	5
	06200	Finish Carpentry	2
DIVISION 7		THERMAL AND MOISTURE PROTECTION
	07110	Dampproofing and Leakage Control	4
	07150	Exterior Wall Sheathing Paper	2
	07192	Sheet Membrane Air & Vapour Seal	3
	7212	Rigid Board Insulation	2
	7213	Non-Rigid Fibrous Insulation	2
	07510	Two Ply Roofing Membrane	6
	07622	Metal Flashings	3
	07811	Cementitious Fireproofing	2
	07840	Firestopping	3
	07920	Sealants	3
DIVISION 8		DOORS AND WINDOWS
	08111	Hollow Metal Frames	3
	08115	Hollow Metal Doors	2
	08211	Flush Wood Doors	2
	08360	Sectional Overhead Doors	4
	08411	Aluminum Entrances	4
	08520	Aluminum Windows and Curtain Walls	5
	08700	Hardware	25
	08801	Glass and Glazing	3
	08831	Mirror Glass	2
DIVISION 9		FINISHES
	09110	Metal Stud System	2
	09130	Suspension System for Acoustical Ceilings	2
	09222	Stucco	6
	09250	Gypsum Board	5
	09310	Ceramic Tile,	4
	09650	Resilient Flooring	4
	09680	Carpet	5
	09775	Fiberglass Reinforced Panels	3
	9901	Painting and Finishing General Requirements	6
	9902	Exterior Painting and Finishing Schedule	3
	09904	Interior Painting and Finishing Schedule	3
	09955	Wallcovering	2
	09981	Sprayed Cementitious Textured Coating	2
DIVISION 10		SPECIALTIES
	10001	Miscellaneous Specialties	2
	10162	Toilet Partitions	3
	10500	Metal Lockers	3
	10811	Washroom Accessories	5
DIVISION 11-13		NOT USED

DIVISION 14		CONVEYING SYSTEMS
	14240	Hydraulic Elevators	11
	14241	Platform Lift	6
		Appendix A	1
DIVISION 15		MECHANICAL
	15010	General Mechanic Provisions	11
	15042	Testng	2
	15044	Balancing	4
	15055	Pipe Cleaning and Chemical Treatment	3
	15060	Pipe and Pipe Fittings	4
	15090	Supports, Anchors, and Seals	6
	15093	Counterflashing for Mechanical Equipment	1
	15100	Valves, Cocks, and Faucets	4
	15140	Pumps	2
	15160	Expansion Compensation	2
	15170	Meters and Guages	2
	15241	Vibration Isolation	3
	15260	Piping and Equipment Insulation	3
	15270	Duct Insulation	3
	15375	Sprinkler System	3
	15400	Plumbing General	4
	15440	Plumbing Fixtures and Trim	5
	15624	Water Tube Boilers	2
	15739	Terminal Heat Transfer Units	3
	15770	Packaged Roof Top HVAC and Make-up Air Units	7
	15801	Duct Work	4
	15820	Duct Accessories	3
	15845	Fans	9
	15875	Air Outlets	5
	15881	Mechanical-Breeching and Chimneys	1
	15900	Controls	3
DIVISION 16		ELECTRICAL
	16005	Basic Electrical Requirements	4
	16010	Electrical General Requirements	3
	16020	Electrical Operation and Maintenance Data	2
	16050	Basic Electrical Materials and Methods	5
	16075	Electrical Identification	6
	16142	Low Voltage Switching	7
	16221	Motors	1
	16442	Branch Circuit Panelboards	2
	16501	Lighting	3
	16502	General Requirements for Lighting	2
	16521	Exterior Lighting Fixtures	1
	16581	Lamps	2
	16621	Addressable Fire Alarm System	9
	16711	Voice Data Cabling	11
	16970	Electrical Starting and Testing General Requirements	4
	16980	Electrical Equipment and Systems Demonstrations and Instruction	3

END OF APPENDIX D

Celebrations
Hotel & Casino
Edmonton, Alberta
Appendix F
Labour Rate Sheet

The following labour rates for Chandos Construction Ltd. own forces work shall be used for Changes in the work for the year 2005 (rates will be updated in 2006):

Superintendent      $74.00/hour
Foreman                  $47.50/hour
Carpenter                $43.50/hour
Labourer                 $34.00/hour